EXHIBIT 2.1



                           SUN GRO HORTICULTURE, INC.

                                    as Vendor



                                       and



                        SUN GRO HORTICULTURE INCOME FUND

                                  as Purchaser


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                              ACQUISITION AGREEMENT

                                 March 18, 2002


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

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1 INTERPRETATION.......................................................2
      Section 1.1       Defined Terms..........................................2
      Section 1.2       Gender and Number......................................7
      Section 1.3       Headings, etc..........................................7
      Section 1.4       Currency...............................................7
      Section 1.5       Certain Phrases, etc...................................7
      Section 1.6       Accounting Terms.......................................8
      Section 1.7       Incorporation of Schedules.............................8

ARTICLE 2 SHARE PURCHASE.......................................................8
      Section 2.1       Share Purchase.........................................8

ARTICLE 3 PURCHASE PRICE.......................................................8
      Section 3.1       Purchase Price.........................................8
      Section 3.2       Payment of the Closing Purchase Price.................10
      Section 3.3       Distribution of Special Receivables and Seba Beach
                        Insurance Claims......................................10

ARTICLE 4 REPRESENTATIONS AND WARRANTIES......................................10
      Section 4.1       Representations and Warranties of the Vendor..........10
      Section 4.1.1     Corporate Existence and Power.........................11
      Section 4.1.2     Authority to Execute and Perform Under Agreement......11
      Section 4.1.3     Governmental Authorization; Consents..................11
      Section 4.1.4     Non-Contravention.....................................11
      Section 4.1.5     Capitalization........................................12
      Section 4.1.6     Financial Statements..................................12
      Section 4.1.7     Other Liabilities.....................................13
      Section 4.1.8     Absence of Certain Changes............................13
      Section 4.1.9     Assets................................................14
      Section 4.1.10    Properties............................................15
      Section 4.1.11    Litigation............................................17
      Section 4.1.12    Material Contracts....................................17
      Section 4.1.13    Compliance with Laws; No Defaults.....................18
      Section 4.1.14    Proprietary Rights....................................19
      Section 4.1.15    Environmental Matters.................................19
      Section 4.1.16    Tax Matters...........................................20
      Section 4.1.17    Transfer Pricing......................................22
      Section 4.1.18    Employee Benefit Plans................................23
      Section 4.1.19    Accounts Receivable...................................24
      Section 4.1.20    Inventory.............................................24
      Section 4.1.21    Product Warranty......................................24
      Section 4.1.22    Import/Export Laws....................................24
      Section 4.1.23    Corporate Records.....................................24
      Section 4.1.24    Disclosure............................................25

                                      -i-


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      Section 4.1.25    Prospectus Disclosure.................................25
      Section 4.1.26    No Other Representations or Warranties................25
      Section 4.2       Representations and Warranties of Hines...............25
      Section 4.3       Representations and Warranties of the Purchaser.......26

ARTICLE 5 PRE-CLOSING COVENANTS OF THE PARTIES................................27
      Section 5.1       Conduct of Business Prior to Closing..................27
      Section 5.2       Filings and Authorizations............................28
      Section 5.3       Notice of Untrue Representation or Warranty...........28
      Section 5.4       Section 116 Requirements..............................28
      Section 5.5       Reorganization........................................30

ARTICLE 6 CONDITIONS OF CLOSING...............................................30
      Section 6.1       Conditions for the Benefit of the Purchaser...........30
      Section 6.2       Conditions for the Benefit of the Vendor..............32

ARTICLE 7 CLOSING.............................................................33
      Section 7.1       Date, Time and Place of Closing.......................33
      Section 7.2       Closing Procedures....................................33

ARTICLE 8 TERMINATION.........................................................34
      Section 8.1       Termination by Purchaser..............................34
      Section 8.2       Termination by Vendor.................................34
      Section 8.3       Other Termination Rights..............................34
      Section 8.4       Effect of Termination.................................34

ARTICLE 9 INDEMNIFICATION.....................................................35
      Section 9.1       Indemnification in Favour of the Purchaser............35
      Section 9.2       Specific Indemnifications in Favour of The Purchaser..35
      Section 9.3       Indemnification in Favour of the Vendor...............35
      Section 9.4       Time Limitations......................................36
      Section 9.5       Indemnification Proceedings - Third Party Claims......37
      Section 9.6       Other Limitations.....................................38
      Section 9.7       Amalco Entitled to Indemnities........................39
      Section 9.8       Tax Indemnity.........................................40

ARTICLE 10 POST-CLOSING COVENANTS.............................................42
      Section 10.1      Access to Books and Records...........................42
      Section 10.2      Insurance Proceeds and Distributed Claims.............42
      Section 10.3      Service Agreement.....................................42
      Section 10.4      Reimbursement of Insurance Costs......................43
      Section 10.5      Hines Guarantee.......................................43
      Section 10.6      Transfer Pricing......................................43

ARTICLE 11 SETTLE DISPUTES....................................................44
      Section 11.1      Best Efforts to Settle Disputes.......................44

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ARTICLE 12 MISCELLANEOUS......................................................45
      Section 12.1      Notices...............................................45
      Section 12.2      Time of the Essence...................................46
      Section 12.3      Brokers...............................................46
      Section 12.4      Announcements.........................................46
      Section 12.5      Consequential Damages.................................46
      Section 12.6      Third Party Beneficiaries.............................46
      Section 12.7      Amendments............................................47
      Section 12.8      Waiver................................................47
      Section 12.9      Non-Merger............................................47
      Section 12.10     Entire Agreement......................................47
      Section 12.11     Successors and Assigns................................47
      Section 12.12     Severability..........................................48
      Section 12.13     Governing Law.........................................48
      Section 12.14     Further Assurances....................................48
      Section 12.15     Execution by the Purchaser............................48
      Section 12.16     Counterparts..........................................49

                              ACQUISITION AGREEMENT

         Acquisition Agreement made as of March 18, 2002 between Hines Horticulture, Inc. ("HINES HORTICULTURE") and Hines Nurseries, Inc. ("HINES Nurseries") (collectively, "HINES"), Sun Gro Horticulture Canada Ltd. (the "COMPANY"), Sun Gro Horticulture, Inc. (the "VENDOR") and Sun Gro Horticulture Income Fund (the "PURCHASER").

                                    RECITALS

A. The Vendor owns all of the issued and outstanding shares (the "SHARES") of the Company, a corporation organized under the federal laws of Canada, and the Company owns directly or indirectly all the issued and outstanding equity interests in Sunshine Peat Moss Ltd., a Manitoba corporation, Sunshine Peat Moss Ltd., a New Brunswick corporation, Sun Gro Horticulture CM Ltd., a Canadian corporation, Sun Gro Holdings Inc., a Delaware corporation, Sun Gro Horticulture Processing Inc., a Delaware corporation and Sun Gro Horticulture Distribution Inc., a Delaware corporation.

B. The Vendor desires to sell the Amalco Shares (as defined below) to the Purchaser, and the Purchaser desires to purchase the Amalco Shares from the Vendor all pursuant to the terms and conditions set forth herein.

C. Prior to completion of the sale of the Amalco Shares to the Purchaser, Hines and the Vendor have agreed to complete or cause to be completed the following transactions (the "REORGANIZATION"):

         (i) the Vendor transferring all of its right, title and interest in all of its assets (other than the Shares and certain other excluded assets) and certain of its liabilities to the Company;

         (ii) the Vendor transferring the Shares to a newly incorporated Nova Scotia unlimited liability corporation ("SUN GRO NOVA SCOTIA"), all of the shares of which will be owned by the Vendor;

         (iii) Sun Gro Nova Scotia and the Company, which will continue under the laws of Nova Scotia prior to Closing, amalgamating to form an amalgamated limited liability company organized under the laws of Nova Scotia ("AMALCO"), all of the issued and outstanding shares (the "AMALCO SHARES") of which will be owed by the Vendor;

         (iv) Amalco transferring all of its right, title and interest in certain of its assets and certain of its liabilities to Sun Gro Holdings Inc. and Sun Gro Holdings Inc. transferring all of its right, title and interest in certain of the assets and liabilities acquired from Amalco to Sun Gro Horticulture Processing Inc. and all of its right, title and interest in the remaining assets and liabilities acquired from Amalco to Sun Gro Horticulture Distribution Inc. and Amalco, Sun Gro Horticulture Processing Inc., Sun Gro Horticulture Distribution Inc. and Sun Gro Horticulture CM Ltd. entering into certain operational agreements including a distribution agreement between Amalco and Sun Gro Horticulture Distribution

                  Inc., a contract manufacturing agreement between Amalco and Sun Gro Horticulture Processing Inc., a management agreement between Sun Gro Horticulture Distribution Inc. and Sun Gro Horticulture CM Ltd. and a management agreement between Sun Gro Horticulture CM Ltd. and Amalco.

                                   ARTICLE 1
                                 INTERPRETATION

SECTION 1.1       DEFINED TERMS.

(1) As used in this Agreement, the following terms have the following meanings:

         "AFFILIATE" means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person, and a Person is deemed to control another Person if the first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person whether through the ownership of voting securities, by contract, or otherwise; and the terms controlling and controlled shall have similar meanings.

         "AGREEMENT" means this acquisition agreement and all schedules and exhibits hereto as it or they may be amended from time to time; and the expressions "Article" and "Section" followed by a number mean and refer to the specified Article or Section of this Agreement.

         "ASSETS" means the tangible and intangible property and assets of the Vendor, the Company or any of their subsidiaries used in connection with the Business.

         "ASSET PURCHASE NOTE" means the secured promissory note in the amount of $111,578,000 owed by the Company (and to be assumed by Amalco) to the Vendor in respect of part of the purchase price of the assets of the Vendor transferred to the Company under the Reorganization.

         "AUTHORIZATION" means, with respect to any Person, or in connection with the Business, any consents, decrees, exemptions, certifications, orders, permits, approvals, waivers, licences or similar authorizations of any Governmental Body having jurisdiction over the Person in connection with, or which are required to carry on, the Business.

         "BALANCE SHEET DATE" has the meaning ascribed to it in Section 4.1.7.

         "BEST EFFORTS" means the efforts that a prudent Person who desires to complete the transaction would use in similar circumstances to ensure that a closing occurs as expeditiously as possible without the necessity of incurring or assuming any material obligations or paying any material amounts to an unrelated third party, except as otherwise agreed by the parties to the transaction.

         "BOOKS AND RECORDS" means all books of account, tax records, personnel records, sales and purchase records, customer and supplier lists, lists of potential customers, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, business reports, plans and projections and all other documents files, correspondence and other information (whether in written, printed, electronic or computer printout form) relating to the Business.

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

         "BUSINESS" means the peat harvesting and the growing media production and distribution business carried on before the Closing Date by the Vendor and the Company through a number of subsidiaries, as described in the Prospectus.

         "BUSINESS DAY" means any day of the year, other than a Saturday or Sunday or any day on which banks are required or authorized to close in Vancouver, British Columbia.

         "CCRA" means the Canada Customs and Revenue Agency and any provincial tax authority that may be relevant in the circumstances in which the term CCRA is used.

         "CLOSING" means the completion of the transaction of purchase and sale of the Amalco Shares contemplated in this Agreement.

         "CLOSING DATE" means March 27, 2002 or such earlier or later date as the parties may mutually agree in writing.

         "CONSENTS" means all approvals, orders or consents of or filings with any Governmental Body or any third party required to be obtained or made by the Vendor or any of the Purchased Companies in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement or the performance of the Vendor's obligations under this Agreement or any Transaction Documents or other documents and agreements to be delivered under this Agreement.

         "CONTRACT" means any written agreement, indenture, mortgage, contract, lease, deed of trust, licence, option, instrument, collective agreement, accepted purchase order or other commitment entered into or having a binding effect on any of the Purchased Companies or by which any of the Purchased Companies or their Assets or the Business is bound.

         "DECLARATION OF TRUST" means the declaration of trust made the 12th day of February, 2002, under the laws of the Province of British Columbia pursuant to which the Purchaser was established, as amended from time to time.

         "DISTRIBUTED CLAIMS" has the meaning ascribed to in it Section 4.7.

         "GAAP" means at any time, accounting principles generally accepted in Canada as set out in the Handbook of the Canadian Institute of Chartered Accountants, at the relevant time applied for each period on a basis consistent with past periods.

         "GOVERNMENTAL BODY" means (i) any multinational, federal, provincial, state, municipal, local or other government or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

         "INDEBTEDNESS" means the following items with respect to the Purchased
         Companies: (i) all indebtedness for borrowed money, including accrued interest expense thereon; (ii) all notes payable representing extensions of credit, whether or not representing obligations for borrowed money; (iii) any guarantee securing indebtedness for borrowed money; and (iv) any fees or penalties or any other costs related to the early payoff or termination of any of the foregoing; and (v) marked to market obligations under derivatives.

         "INTER-COMPANY DEBT" means the inter-company debt that will be owed by Amalco to Hines as of the Closing Date, which amount shall be equal to $223,495,775 (being the net proceeds of the Offering plus the initial amount drawn on the Credit Facility described in Section 6.1(i)) less:
         (i) the amount of the Asset Purchase Note; (ii) the amount of the Share Purchase Note; (iii) the amount of the Closing Purchase Price; and (iv) the Canadian dollar equivalent of the Term Debt on the Closing Date.

         "INTERIM PERIOD" means the period between the close of business on the date hereof and the earlier of the (i) termination of this Agreement, or (ii) Time of Closing.

         "LAWS" means any and all applicable laws in effect on the Closing Date including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, ruling or awards, and general principles of common and civil law and equity, legally binding on or affecting the Person referred to in the context in which the word is used.

         "LIEN" means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition which, in substance, secures payment or performance of an obligation.

         "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means any effect or change that is, or as far as can be reasonably determined is reasonably likely to be, materially adverse to the results of operations, financial condition, assets, properties, prospects or business of the Business; provided, however, that in respect of the Company, none of the following shall be deemed by itself or themselves, either alone or in combination, to constitute a Material Adverse
         Effect: (x) failure by the Company (on a consolidated basis) to meet internal earnings or revenue projections (provided, that the foregoing shall not prevent the Purchaser from asserting that any underlying cause of such failure independently constitutes a Material Adverse Effect or Material Adverse Change); or (y) conditions affecting the horticulture and growing media industry as a whole or the North American economy as a whole and that are not specifically related to, and does not have a materially disproportionate effect (relative to other industry participants) on, the Company.

         "MATERIAL FACT" means, where used in relation to securities issued or proposed to be issued, a fact that significantly affects, or could reasonably be expected to significantly affect, the market price or value of those securities.

         "MISREPRESENTATION" means (i) an untrue statement of material fact, or
         (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

         "NET WORKING CAPITAL" means (i) the sum of cash, cash equivalents, marketable securities, net trade receivables, other receivables (other than the Special Receivables), inventory, including raw materials, scratch peat, packaging, depot costs in inventory, supplies and finished goods (including fixed product cost variance in inventory), prepaid expenses, refundable income taxes and deposits, minus (ii) the sum of any bank overdraft amounts, net accounts payable (including net of import tax credits which are receivable or payable), accrued liabilities, accrued expenses (other than accrued interest), accrued Taxes (including for greater certainty, transfer taxes associated with the transfer of assets from the Vendor to the Company under the Reorganization), accrued employee compensation, but excluding any accrued employee bonuses and severance payments related to the sale of the Purchased Companies (which sale related bonuses and severance payments shall be accrued and paid by Hines or the Vendor rather than Amalco), all calculated in accordance with GAAP. The following shall be disregarded in calculating Net Working Capital: (i) Indebtedness (including, for greater certainty the Inter-Company Debt, (ii) deferred income taxes, (iii) any assets or liabilities relating to insurance, including without limitation, with respect to the Seba Beach facility (the "SEBA BEACH FACILITY") and (iv) the Special Receivables.

         "NET WORKING CAPITAL ADJUSTMENT" means the amount by which the Net Working Capital of Amalco (on a consolidated basis) as at the end of the day prior to the Closing Date exceeds (in which case, the Net Working Capital Adjustment shall be a positive number and such amount shall be paid by or on behalf of the Purchaser to the Vendor pursuant to Section 3.1(2)) or, is less than (in which case, the Net Working Capital Adjustment shall be a negative number and such amount shall be paid by the Vendor to the Purchaser pursuant to Section 3.1(2)) U.S.$43,870,441.

         "NOTICE" means any written directive, order, claim, litigation, investigation, proceeding, letter or other written communication, from any Person.

         "OFFERING" means the offering of trust units of the Purchaser to the public pursuant to the Prospectus which offering is to be completed on the Closing Date.

         "ORDINARY COURSE" means, with respect to an action taken by a Person in connection with the Business, that such action is consistent with the past practices of the Person in connection with the Business and is taken in the ordinary course of the normal day-to-day operations of the Person in connection with the Business.

         "PARTIES" means Hines Horticulture, Hines Nurseries, the Vendor, the Company, the Purchaser and any other Person who may become a party to this Agreement.

         "PERMITTED ENCUMBRANCES" means Liens that, individually or in combination, would not have a Material Adverse Effect on the value to the Company of, or the ability of the Company to use, the Assets, or Liens for taxes not yet due and payable.

         "PERSON" means a natural person, partnership, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Body, and pronouns have a similarly extended meaning.

         "PROSPECTUS" means the final prospectus of the Purchaser dated March 18, 2002 relating to the Offering.

         "PURCHASED COMPANIES" means collectively Amalco and all subsidiaries of Amalco at the Time of Closing (as set forth in Schedule 4.1.5).

         "SHARE PURCHASE NOTE" means the promissory note in the amount of $52,546,000 owed by Sun Gro Nova Scotia (and to be assumed by Amalco) to the Vendor in respect of the purchase price of the Shares under the Reorganization.

         "SPECIAL RECEIVABLES" means the receivables from the Vendor's insurance carrier arising from allegedly defective product sold to certain customers, which amount is included in the line item "Other Receivables" on the Company's consolidated balance sheet and was an aggregate amount of US$1,167,559 as of March 3, 2002.

         "SUBSIDIARY" has the meaning ascribed thereto in the CANADA BUSINESS CORPORATIONS ACT.

         "TAXES" includes all taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Body, together with all instalments, interest, penalties, fines, additions to tax or other additional amounts imposed in respect thereof, imposed by any federal, provincial, territorial, state, local or foreign Governmental Body, including those levied on, or measured by, or referred to as income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, ad valorem, use, value-added, excise, stamp, withholding, business, franchising, property (both real and personal), payroll, employee withholding, employment, occupation, health, social service, environmental, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all license, franchise and registration fees and taxes all unemployment or employment insurance, workers' compensation, health insurance, Canada, Quebec and other government pension plan premiums, U.S. Pension Benefit Guaranty Corporation premiums, and other obligations of the same or of a similar nature to any of the foregoing and whether disputed or not.

         "TAX ACT" means the INCOME TAX ACT (Canada), as amended, and a reference to any provisions of the Tax Act includes a reference to any analogous provisions of provincial income tax legislation that may be relevant in the circumstances in which the reference occurs.

         "TERM DEBT" means the US$12 million term debt owing by the Company to a syndicate of lenders, which amount is part of the Hines Senior Credit Facility.

         "TIME OF CLOSING" means the Time of Closing on the Closing Date provided for in Section 7.1.

         "TRANSFER PRICING STUDY" means:

                  (a) the transfer pricing study performed by PricewaterhouseCoopers LLP ("PWC") and covering letter dated February 22, 2002;

                  (b) a memorandum from Cathy Hylton and Paul Hoberg to Jeff Meister dated March 18, 2002 regarding proposed changes in functions, risks and asset ownership;

                  (c) a memorandum from Cathy Hylton and John Robinson to Jeff Meister dated February 22, 2002 regarding the "Sun Gro Restructure";

                  (d) a memorandum from Cathy Hylton to Jeff Meister dated March 7, 2002 regarding "Sun Gro Group Operational Guidelines"; and

                  (e) all agreements as of the Closing Date between the Purchaser and its direct and indirect subsidiaries or any of them.

(2) Definitions contained in this section are not exhaustive of the defined terms or expressions used in this Agreement and other terms or expressions may be defined throughout this Agreement.

SECTION 1.2       GENDER AND NUMBER.

         Any reference in this Agreement to gender includes all genders and words importing the singular number only shall include the plural and vice versa.

SECTION 1.3       HEADINGS, ETC.

         The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

SECTION 1.4       CURRENCY.

         All references in this Agreement to dollars, unless otherwise specifically indicated, are expressed in Canadian currency.

SECTION 1.5       CERTAIN PHRASES, ETC.

         In this Agreement (i) (y) the words "INCLUDING" and "INCLUDES" mean "INCLUDING (OR INCLUDES) WITHOUT LIMITATION", unless the context otherwise expressly provides, such as, including only and (z) the phrase "THE AGGREGATE OF", "THE TOTAL OF", "THE SUM OF", or a phrase of similar meaning means "THE AGGREGATE (OR TOTAL OR SUM), WITHOUT DUPLICATION, OF", and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" each mean "TO (OR UNTIL) BUT EXCLUDING".

SECTION 1.6       ACCOUNTING TERMS.

         All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP.

SECTION 1.7       INCORPORATION OF SCHEDULES.

         The following Exhibit is attached to this Agreement and forms an integral part of this Agreement:

          Exhibit A                      Disclosure Schedules


                                   ARTICLE 2
                                 SHARE PURCHASE

SECTION 2.1       SHARE PURCHASE.

         Subject to the terms and conditions of this Agreement, the Vendor agrees to sell, assign and transfer to the Purchaser, and the Purchaser agrees to purchase from the Vendor, the Amalco Shares free and clear of any Liens.

                                   ARTICLE 3
                                 PURCHASE PRICE

SECTION 3.1       PURCHASE PRICE.

(1) CLOSING PURCHASE PRICE. At the Closing, the Purchaser shall pay $1 (the "Closing Purchase Price") pursuant to Section 3.2.

(2)      POST CLOSING ADJUSTMENT.

         (a) Following the Closing Date, the Purchaser shall prepare or cause to be prepared an actual balance sheet of Amalco in accordance with GAAP as of the end of the day prior to the Closing (the "ACTUAL CLOSING BALANCE SHEET") and a related calculation of the Net Working Capital Adjustment based on the Actual Closing Balance Sheet. Within thirty (30) days following the Closing Date, the Purchaser shall deliver the Actual Closing Balance Sheet to the Vendor, together with a computation of the Net Working Capital Adjustment.

         (b) The Vendor shall have thirty (30) days following the delivery of the Actual Closing Balance Sheet during which to review the Actual Closing Balance Sheet and the computation of the Net Working Capital Adjustment at the Vendor's expense. The Purchaser shall provide such access to the financial books and records of the Purchased Companies to the Vendor and the Vendor's accountants during normal business hours in connection with the determinations to be made pursuant to this
                  Section 3.1 as the Vendor may reasonably request. If the Vendor has not delivered to the Purchaser a proposed modification to the Actual Closing Balance Sheet pursuant to Subsection 3.1(2)(c) within 30 days after delivery to the Vendor of the Actual Closing Balance Sheet, then the Net Working Capital Adjustment, based on the Actual Closing Balance Sheet, shall be determined to be final and binding and shall be paid in accordance with subsection 3.1(2)(d).

         (c) If the Vendor delivers to the Purchaser a proposed modification to the Actual Closing Balance Sheet or the Net Working Capital Adjustment, in writing setting forth (i) the amount of the proposed modification, (ii) the item or items to which such proposed modification relates, and (iii) the facts and circumstances supporting the reasonableness and propriety of such modifications, then the Vendor and the Purchaser shall use their Best Efforts for fifteen (15) days after any such proposed modifications to settle each dispute related to the Actual Closing Balance Sheet and to agree upon the Net Working Capital Adjustment. Upon the expiration of such 15-day period, any party may submit in writing for resolution to any major international accounting firm (other than PWC) mutually agreed by the parties (the "INDEPENDENT ACCOUNTANTS") any dispute with respect to such matters which has not been resolved. The Vendor and the Purchaser shall use their Best Efforts to cause the Independent Accountants to render a decision within fifteen (15) days following submission for resolution of any such dispute. The costs of the Independent Accountants shall be divided equally between the Purchaser and the Vendor. The decision of the Independent Accountants with respect to the Actual Closing Balance Sheet or the computation of the Net Working Capital Adjustment shall be final and binding on each of the parties hereto.

         If the final and binding Net Working Capital Adjustment is a positive number, then the Purchaser shall, within five (5) business days following the date the Net Working Capital Adjustment is deemed to be final and binding pursuant to subsection 3.1(2)(b) or agreed upon or determined pursuant to subsection 3.1(2)(c), pay or cause to be paid by wire transfer of immediately available funds to such account as will have been designated by the Vendor in writing an amount equal to (w) the Net Working Capital Adjustment plus (x) 7.00% interest per annum on such amount from the Closing Date through the date of payment thereof (less any applicable withholding tax). If the Net Working Capital Adjustment is a negative number, then the Vendor shall, within five (5) business days following the date the Net Working Capital Adjustment is deemed to be final and binding pursuant to subsection 3.1(2)(b) or agreed upon or determined pursuant to subsection 3.1(2)(c) pay by wire transfer of immediately available funds to such account designated by the Purchaser in writing, an amount equal to (y) the Net Working Capital Adjustment plus (z) 7.00% interest per annum on such amount from the Closing Date through the date of payment thereof (less any applicable withholding tax).

(3) INDEBTEDNESS AT CLOSING. On or before the Closing, the Vendor shall pay or assume all Indebtedness of the Purchased Companies, except: (i) the loan from the Atlantic Canada Opportunities Agency the principal amount of which was US$191,000 as of March 3, 2002; (ii) the Asset Purchase Note; (iii) the Share Purchase Note; (iv) the Inter-Company Debt; and
         (v) the Term Debt.

(4) REPAYMENT OF AMALCO LOANS. The Purchaser agrees to cause Amalco to repay, on the Closing Date, the Asset Purchase Note, the Share Purchase Note, the Term Debt and the Inter-Company Debt, and the Vendor and Hines hereby acknowledge that upon payment of the Inter-Company Debt, Asset Purchase Note and Share Purchase Note there are no debts or other amounts owed by the Company to the Vendor or Hines.

SECTION 3.2       PAYMENT OF THE CLOSING PURCHASE PRICE.

         The Closing Purchase Price shall be paid by the Purchaser and satisfied at the time of Closing on the Closing Date by certified cheque or bank draft payable as directed by the Vendor, in writing, at least two business days prior to the Closing Date.

SECTION 3.3       DISTRIBUTION OF SPECIAL RECEIVABLES AND SEBA BEACH INSURANCE
                  CLAIMS.

         Following the Closing, Amalco or the Purchaser shall pay or cause to be paid to the Vendor an amount equal to each amount received by Amalco in respect of the following (the "DISTRIBUTED CLAIMS"):

         (a) all insurance proceeds realized by the Purchased Companies following the Closing Date related to the Seba Beach Facility, other than insurance proceeds received by the Purchased Companies for insurable claims which occur after the Closing Date; and

         (b) all other payments on, or rights related to or arising out of such insurance claims,

and in respect of which, it is acknowledged that the Vendor's recourse is limited to the proceeds of any Distributed Claims and no interest is being charged by the Vendor and such payments by Amalco shall be limited to the repayment of any direct or indirect advances made by the Vendor to the Company in respect of the Distributed Claims.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.1       REPRESENTATIONS AND WARRANTIES OF THE VENDOR.

         To the extent the following representations and warranties are limited to "Vendor's Knowledge", the "Knowledge of the Company", or similar phrases, "Knowledge" shall mean the current actual knowledge of any one or more of Mitch Weaver, Brad Wiens, Dan Turner, Claudia Pieropan, Jeff Meister and Steve Thigpen. Each of the Vendor and Hines jointly and severally hereby represents and warrants to the Purchaser, as of the date hereof, except as set forth in the disclosure Schedule A attached (which disclosure schedule shall specifically reference the Section in this Agreement to which such disclosure schedule relates) and acknowledges and confirms that the Purchaser is relying upon these representations and warranties in connection with the purchase by the Purchaser of the Business:

SECTION 4.1.1     CORPORATE EXISTENCE AND POWER.

         The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Canada, and has all corporate powers required to carry on its business as now and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary. Each of the Company's subsidiaries is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, and has all corporate powers required to carry on its business as now and as proposed to be conducted. As of the Closing Date the Company will be amalgamated and in good standing under the laws of Nova Scotia and will have all corporate power required to carry on its business as then proposed to be conducted.

SECTION 4.1.2     AUTHORITY TO EXECUTE AND PERFORM UNDER AGREEMENT.

         The Vendor and each of the Company and the Purchased Companies has all requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and all ancillary documents and instruments executed in connection herewith (including, without limitation, the agreements and instruments relating to the Reorganization) (collectively, the "TRANSACTION DOCUMENTS") to which it is a party, and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Vendor and each of the Company and the Purchased Companies. This Agreement has been, and each of the other Transaction Documents to which the Vendor and each of the Company and the Purchased Companies is a party will be, as of the Closing, duly executed and delivered by the Vendor and each of the Company and the Purchased Companies, as applicable, and constitutes, or will constitute, the legal, valid and binding obligations of the Vendor or the Company or the Purchased Companies, as the case may be, enforceable against each of them in accordance with the terms thereof, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

SECTION 4.1.3     GOVERNMENTAL AUTHORIZATION; CONSENTS.

         Except as set forth on SCHEDULE 4.1.3 hereto, no consent, approval, waiver or other action by any Person under any material license, material franchise, material permit or other similar material authorization held by the Vendor, the Company or the Purchased Companies or under any material Contract, is required or necessary for the execution, delivery and performance by the Vendor or the Company or the Purchased Companies of this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby.

SECTION 4.1.4     NON-CONTRAVENTION.

         Except as set forth on SCHEDULE 4.1.4 hereto, none of the execution, delivery or performance by the Vendor or the Company or the Purchased Companies of this Agreement or any other Transaction Document does or will (i) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Vendor, the Company or the Purchased Companies; (ii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any material right or material obligation of the Vendor, the Company or any of the Purchased Companies or to a loss of any material benefit to which the Company or any of the Purchased Companies is entitled under any provision of any material Contract or any material license, material franchise, material permit or other similar material authorization held by the Vendor, the Company or any of the Purchased Companies including those listed in SCHEDULE 4.1.11 or (iii) result in the creation or imposition of any Lien on any material asset of the Company or any of the Purchased Companies.

SECTION 4.1.5     CAPITALIZATION.

         (a) All outstanding shares of the Purchased Companies have been, or will have been at the Closing, duly authorized and validly issued and are, or will be at Closing, fully paid and non-assessable and none of them was issued in violation of any pre-emptive right. The Vendor will have, immediately prior to the Closing, good and marketable title to the Amalco Shares free and clear of any Liens. Immediately prior to the Closing, Amalco will have good and marketable title to all of the issued and outstanding shares of Sun Gro Holdings Inc. and Sun Gro Horticulture CM Ltd. free and clear of any Liens. Immediately prior to the Closing, Sun Gro Holdings Inc. will have good and marketable title to all of the issued and outstanding shares of Sun Gro Horticulture Processing Inc. and Sun Gro Horticulture Distribution Inc. free and clear of any Liens.

         (b) Except as set forth on SCHEDULE 4.1.5 hereto, there are no outstanding (i) shares of capital stock or other voting securities of the Company or any of the Purchased Companies,
                  (ii) securities of the Company or any of the Purchased Companies convertible into or exchangeable for shares of capital stock or voting securities of such Person or (iii) options or other rights to acquire from the Company or any of the Purchased Companies any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of such Person (the items in clauses (i), (ii) and (iii) are referred to herein collectively as the "OTHER SECURITIES"). There are no outstanding obligations of the Company or any of the Purchased Companies to issue or deliver or to repurchase, redeem or otherwise acquire any Other Securities.

         (c) Except as set forth on SCHEDULE 4.1.5 hereto, none of the Company or any of the Purchased Companies owns, directly or indirectly, any shares of capital stock of any corporation, or any equity investment in any other Person, and none of the Company or any of the Purchased Companies has any obligation to acquire any such shares or to make any such investment.

SECTION 4.1.6     FINANCIAL STATEMENTS.

         The financial statements included in the Prospectus: (i) are accurate, correct and complete in accordance with the books of account and records of the Company and each of the Purchased Companies, (ii) have been prepared in accordance with GAAP on a consistent basis throughout the indicated periods, and
(iii) present fairly, in all material respects, the financial condition, assets and liabilities and results of operation of the Company and of the Purchased Companies at the dates and for the relevant periods indicated.

SECTION 4.1.7     OTHER LIABILITIES.

         The Company and the Purchased Companies have no liabilities or obligations, whether accrued, absolute, contingent or otherwise (including, without limitation, unasserted claims) except (a) to the extent set forth or provided for in the financial statements included in the Prospectus or the notes thereto, (b) as set forth and identified as such in any Schedule attached hereto or as described in this Agreement or (c) liabilities of the same nature as those set forth in the Financial Statements and the notes thereto incurred since September 30, 2001 (the "BALANCE SHEET DATE") in the ordinary course of the Company's business, substantially consistent with past practices, which would not, either individually or in the aggregate, cause a Material Adverse Change.

SECTION 4.1.8     ABSENCE OF CERTAIN CHANGES.

         Except as set forth on SCHEDULE 4.1.8 hereto, since the Balance Sheet Date each of the Company and the Purchased Companies has conducted its business in the ordinary course substantially consistent with past practices. Since the Balance Sheet Date, there has not been any Material Adverse Change and without limiting the generality of the foregoing, except as set forth on SCHEDULE 4.1.8 hereto or as contemplated by the Reorganization, since the Balance Sheet Date, there has not been:

         (a) any issuance by the Company or the Purchased Companies of shares of capital stock or other securities of or other ownership interest in the Company or the Purchased Companies,
                  (ii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company or its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in the Company or a Purchased Company or (iii) any declaration or payment of any dividend on the Shares, except with respect to the assignment to the Vendor of the Distributed Claims;

         (b) (i) any creation or assumption by the Vendor, the Company or any of its subsidiaries of any Lien on any material asset of the Company or any Purchased Company, other than in the ordinary course of business substantially consistent with past practices, or (ii) any making by the Company or any Purchased Company of any loan, advance or capital contribution to or investment in any Person in excess of US$250,000;

         (c) any personal property damage, destruction or casualty loss or personal injury loss (whether or not covered by insurance) affecting the business or assets of the Company or any Purchased Company in an individual amount in excess of US$250,000;

         (d) except in the ordinary course of business substantially consistent with past practices, any increase in compensation, bonus or other benefits payable to directors, consultants, officers or employees of the Company or any Purchased Company;

         (e) any activity or proceeding by a labour union or representative thereof to organize any employees of the Company or any subsidiary, which employees were not subject to a collective bargaining agreement, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company or any Purchased Company;

         (f) other than in the ordinary course of business substantially consistent with past practices, any sale, lease, transfer or disposal by the Company or any Purchased Company of any assets or rights with a fair market value in excess of US$250,000 in the aggregate, except with respect to the assignment to the Vendor of the Distributed Claims;

         (g) any payment, discharge or satisfaction by the Company or any Purchased Company of any liability, obligation or Lien other than payment, discharge or satisfaction of (i) Indebtedness as it matures and becomes due and payable in the ordinary course of business substantially consistent with past practice, or
                  (ii) liabilities, obligations or Liens in the ordinary course of business substantially consistent with past practice, including, without limitation, relating to the re-construction of the Seba Beach Facility;

         (h) any change in any of the accounting or tax principles, practices or methods used by the Company or any Purchased Company, except as required by changes in applicable Laws or any change in reserve amounts or policies;

         (i) any capital expenditures made or authorized by the Company or any Purchased Company in excess of US$250,000, except (i) in the ordinary course of business substantially consistent with past practice and (ii) in connection with the re-construction of the Seba Beach Facility;

         (j) any change in the Company's or any Purchased Company's working capital practices generally, including accelerating any collections of cash or accounts receivable or deferring any payments, or any failure to make timely accruals, including with respect to accounts payable and liabilities incurred in the ordinary course of business substantially consistent with past practice; or

         (k)      any commitment or agreement to do any of the foregoing.

SECTION 4.1.9     ASSETS.

         The Company and each Purchased Company has good, marketable and exclusive title to all of its Assets, free and clear of all Liens except Permitted Encumbrances. Each of the Assets is owned by one or more of the Company or the Purchased Companies, and the Assets include all assets that are necessary for use in and operation of the Business conducted or proposed to be conducted by the Company and the Purchased Companies.

SECTION 4.1.10    Properties.

         (a) All of the real property and facilities owned by the Company or any of the Purchased Companies in fee or freehold are listed on SCHEDULE 4.1.10(a) (each, an "OWNED FACILITY," and collectively, the "OWNED FACILITIES"). With respect to each Owned Facility, as applicable:

                  (i) except as set forth on SCHEDULE 4.1.10(a)(i), there is no action, suit, arbitration, unsatisfied order or judgment pending, or to the Knowledge of the Company threatened, against the Vendor, the Company or any subsidiary, which, if adversely determined, would, individually or with all others, have a Material Adverse Effect;

                  (ii) neither the Company nor any subsidiary has received any written notice of any condemnation or eminent domain proceedings (or proceedings or actions of a similar nature) relating thereto;

                  (iii) except as set forth on SCHEDULE 4.1.10(a)(iii), neither the Company nor any subsidiary has received any written notice of an uncured violation of any federal, provincial, state or local law applicable to any Owned Facility or the operation thereof which would, individually or with all others, have a Material Adverse Effect;

                  (iv) to the Knowledge of the Company, each Owned Facility and its current use does not violate any local zoning or land use ordinance, law or regulation or any private covenants, conditions and restrictions encumbering such Owned Facility;

                  (v) to the Knowledge of the Company, there is not now pending or threatened any proceeding for the rezoning, condemnation or other taking of any Owned Facility which would, individually or with all others, have a Material Adverse Effect; and

                  (vi) except for planned capital expenditures as described in the Prospectus, to the Knowledge of the Company, there is no defect or condition requiring capital repair with respect to the improvements on an Owned Facility which would, individually or with all others, have a Material Adverse Effect and which would cost in excess of US$250,000 to cure.

                  (vii) the Company, or one of the Purchased Companies, has good and marketable fee simple title to all Owned Property, free and clear of all Liens, other than (a) easements, covenants, rights-of-way and other encumbrances or restrictions of record; (b) zoning restrictions, and (c) Liens for current Taxes not yet due, provided that any such Lien in clauses (a), (b) and (c) does not have a Material Adverse Effect or prohibit or interfere with the operations of the Business.

         (b) Set forth in SCHEDULE 4.1.10(b) is a list of all material bogs and other real property which are used or occupied by the Company or a Purchased Company under an existing lease, permit or other use agreement (each such lease, permit or agreement is hereinafter referred to as a "LEASE"). Each Lease, including any Lease referenced on Schedule 4.1.10(c), remains in full force and effect, and has not been materially modified except as set forth in Schedule 4.1.10(b) or in Schedule 4.1.10(c), as applicable; there is no material default by the Company or any subsidiary (as the case may be) under any Lease or, to the knowledge of the Company, by the respective landlord/property owner under any Lease; and all rental payments which are material individually or in the aggregate, security deposits and other payments under the Leases are accurately reflected in the Financial Statements as of the Balance Sheet Date, in accordance with GAAP.

         (c) The real property set forth on SCHEDULE 4.1.10(c) sets forth of all material land which is used or occupied by the Company or a subsidiary under a Lease, but which facilities and other improvements thereon are owned by the Company or a subsidiary in freehold (such facilities and other improvements, the "OCCUPIED FACILITIES") and the Company or a Purchased Company, as applicable, has the right to quiet enjoyment of all Occupied Property for the full term of any applicable lease, including all applicable renewal periods. The representations and warranties set forth in clauses (i) through (vi) of
                  Section 4.1.10(a) are made with respect to the Occupied Facilities, except that the term "Occupied Facility" is substituted for the term "Owned Facility" in each such clause.

         (d) Except as set forth on SCHEDULE 4.1.10(d) hereto, there is no lease to any third party with respect to any Owned Facility and no sublease or license or other right of occupation or interest with respect to any Lease which gives any third party any ongoing right to occupy or use any of the Owned Facilities or any of the properties leased by the Company or any subsidiary pursuant to the Leases.

         (e) SCHEDULE 4.1.10(e) sets forth (i) the machinery, equipment, furniture, and other personal property of the Company and any subsidiary used in its business and leased from third parties (the "Leased Personal Property") which require lease payments in excess of US$250,000 in any calendar year after the Closing Date, (ii) the name of the lessor and lessee of such applicable Leased Personal Property and (iii) the applicable lease or agreement by which such property is leased.

         (f) Except as set forth on SCHEDULE 4.1.10(f), none of the machinery, equipment, furniture and other personal property of the Company or any subsidiary used in their business, other than the Leased Personal Property, is subject to any Liens which will not be terminated, vacated or discharged at Closing, except for Liens for taxes not yet due or Liens which are being contested in good faith (and for which adequate accruals or reserves have been established on the Financial Statements as of the Balance Sheet Date), or Liens which do not, either individually or in the aggregate, materially detract from the value of such property or assets as now used, or materially interfere with any present or intended use of such property or assets.

SECTION 4.1.11    Litigation.

         There is no action, cause of action, or investigation of which the Company or any subsidiary has received notice (written or oral), pending against or, to the Knowledge of the Company, threatened against the Company or any subsidiary, or any of their properties before any court or arbitrator or any Governmental Body which, individually or in the aggregate, could have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

SECTION 4.1.12    Material Contracts.

         (a) SCHEDULE 4.1.12 hereto sets forth all of the following agreements or contracts to which the Company or any Purchased Company is a party:

                  (i) all partnership, joint venture and other similar contract arrangements or agreements;

                  (ii) all material license agreements (other than shrink-wrap licenses) and franchise agreements;

                  (iii) all material agency, dealer, distributor and sales representative agreements;

                  (iv) all contracts and other documents that substantially limit the freedom of the Company or any Purchased Company to conduct or to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company or any subsidiary after the Closing Date;

                  (v) all contracts and agreements with any present or former stockholder, director, or employee or any Affiliate of any of the foregoing;

                  (vi) all agreements relating to the making of any loan or advance by the Company or any Purchased Company, other than the making of loans or advances to employees;

                  (vii) all agreements providing for the indemnification by the Company or any Purchased Company of any Person, other than the Leases;

                  (viii) all agreements for the sale of assets with a fair market value in excess of US$250,000, other than the sale of inventory in the ordinary course of business;

                  (ix) all material supply agreements between the Company or any Purchased Company, on the one hand, and such Person's suppliers, on the other hand;

                  (x)      all tax sharing or tax allocation agreements;

                  (xi) all agreements pursuant to which the Company or any Purchased Company has incurred any Indebtedness; and

                  (xii)    all commitments to enter into any of the foregoing.

         (b) Each agreement and contract disclosed on SCHEDULE 4.1.12 is a valid and binding obligation of the Company or a Purchased Company, as the case may be, is in full force and effect and is enforceable in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Neither the Company nor any Purchased Company, as the case may be, nor, to the Knowledge of the Company, any other party thereto is in default in any material respect under the terms of any such agreement or contract.

SECTION 4.1.13    Compliance with Laws; No Defaults.

         (a) Except as set forth on SCHEDULE 4.1.13, the Company and the Purchased Companies are in compliance in all material respects with all applicable provisions of any Law. Neither the Company nor any Purchased Company is presently subject to any material consent, injunction, order, judgment or decree which resulted from a violation of applicable Laws.

         (b) Each of the Company and the Purchased Companies holds, or will hold at the Time of Closing, all permits, leases, by-laws, licences, waivers, exemptions, consents, certificates, registrations, authorizations, approvals, rights, rights of way and entitlements and the like which are required from any Governmental Body or any other Person required or necessary to conduct its Business and activities as currently conducted or as the Prospectus discloses they will be conducted, the failure of which to hold or obtain, individually or in the aggregate, would have a Material Adverse Effect, and all such permits, leases, by-laws, licences, waivers, exemptions, consents, certificates, registrations, authorizations, approvals, rights, rights of way and entitlements and the like are in full force and effect and in good standing in all material respects or will be in full force and effect and in good standing in all material respects at the Time of Closing.

         (c) Except as set forth on SCHEDULES 4.1.3, 4.1.4 and 4.1.13 hereto, neither the Company nor any Purchased Company is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under (i) any material contract which the Company or any Purchased Company is a party or by which the Company or any Purchased Company or any of their assets or properties are bound, or (ii) any judgment, order or injunction of any court, arbitrator or Governmental Body.

SECTION 4.1.14    Proprietary Rights.

         (a) Attached hereto as SCHEDULE 4.1.14 is a true, correct and complete list of all registered patents, patent applications, registered trademarks, trademark applications, trade secrets, registered service marks, registered trade names, registered copyrights, inventions or other material rights with respect thereto (collectively, "PROPRIETARY RIGHTS"), and all material licenses or other material agreements, excluding shrink wrap licenses, with respect to Proprietary Rights to which the Company or any subsidiary is a party, in each case that have been or are now used in the business of the Company or any subsidiary, and the same are sufficient in all material respects to conduct such Person's business as it has been and is now conducted. To the Knowledge of the Company, the operations of the Company and the subsidiaries do not conflict with or infringe in any manner any proprietary rights owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against the Company or any subsidiary with respect to any Proprietary Rights and, to the Knowledge of the Company, none have been threatened against the Company or any subsidiary. Except as otherwise set forth in SCHEDULE 4.1.14, neither the Company nor any subsidiary is a party to, or bound by, any contract or any other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey the Proprietary Rights in connection with the transactions contemplated hereby.

         (b) To the Company's Knowledge, no third party is infringing upon any of the Proprietary Rights owned by the Company or any subsidiary.

         (c) Except with respect to the license or similar agreements indicated in SCHEDULE 4.1.14, there are no settlements, consents, judgments, orders or other agreements which restrict the Company's or any subsidiary's rights to use any of the Proprietary Rights listed on SCHEDULE 4.1.14.

SECTION 4.1.15    Environmental Matters.

         (a) Except as set forth in SCHEDULE 4.1.15(a) hereto, each of the Company and the Purchased Companies is in compliance in all material respects with all applicable federal, state, local and Canadian laws and regulations relating to pollution or the environment, including, without limitation, those relating to releases or threatened releases of Hazardous Materials (as defined in Section 4.1.15(c) hereof) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials (collectively, the "ENVIRONMENTAL LAWS"). Neither the Company nor any Purchased Company has received any written communication from a Governmental Body, alleging that the Company or any Purchased Company is not in such compliance. Each of the Company and the Purchased Companies has and Amalco will have all material permits and other material governmental authorizations required under applicable Environmental Laws to conduct its business as presently conducted and as proposed to be conducted as contemplated in the Prospectus.

         (b) There is no claim, action, cause of action, or investigation of which the Company or any Purchased Company has received notice (written or oral), alleging potential liability arising out of, based on or resulting from (i) the presence or release of any Hazardous Materials at any location, whether or not owned or operated by the Company or any Purchased Company, or
                  (ii) circumstances forming the basis of any violation of any Environmental Law (in any such case, an "ENVIRONMENTAL CLAIM") pending or, to the Knowledge of the Company, threatened against the Company or any subsidiary or against any Person whose liability for any Environmental Claim either the Company or any subsidiary has or may have assumed either contractually or by operation of law, except Environmental Claims that, individually and in the aggregate, would not have a Material Adverse Effect.

         (c) Except as set forth in SCHEDULE 4.1.15(c) hereto, there have been no releases by the Company or any Subsidiary or, to the Knowledge of Company, any other Person, in violation in any material respect of the Environmental Laws relating to the environment or any flammable, ignitable, corrosive, reactive, radioactive or explosive substance or material, petroleum or its byproducts or breakdown products, hazardous waste, toxic substance or related material or any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any legal requirement (collectively, "HAZARDOUS MATERIALS") at any Owned Facility or property subject to a Lease, except such releases that, individually and in the aggregate, would not have a Material Adverse Effect.

SECTION 4.1.16    Tax Matters.

Except as set forth in the Financial Statements:

                  (i) all returns, statements, reports and forms and other documents of any kind (including estimated tax returns and reports), to the extent required to be filed by or on behalf of the Company or any Subsidiary in connection with any Tax or under any law or administrative policy that relates to Tax on or prior to the date hereof (collectively, the "RETURNS"), have been filed when due in accordance with all applicable laws and are correct and complete in all material respects;

                  (ii) the Company and the Subsidiaries have timely paid, withheld or made provision for all Taxes shown as due and payable on the Returns that have been filed and any assessments or reassessments in respect thereof, and has timely paid any Taxes otherwise payable on or prior to the date hereof;

                  (iii) the Company and the Subsidiaries have made or will on or before the Closing Date establish an adequate reserve which will be deducted in computing Net Working Capital for all Taxes payable by the Company or any Subsidiary for any periods commencing prior to the date hereof for which no Return has yet been filed;

                  (iv) the charges, accruals and reserves for Taxes with respect to the Company and the Subsidiaries for any period commencing prior to the date hereof specified on the books of the Company or any Subsidiary, as the case may be, are no less then such Taxes;

                  (v) the Company and the Subsidiaries have not granted, been granted or become entitled to any extension or waiver of the limitation period applicable to any Returns;

                  (vi) immediately prior to the Closing, the Vendor shall cause any and all Tax sharing agreements between the Vendor and/or Hines, on the one hand, and the Company and/or any Subsidiary, on the other hand, to be terminated and of no further force or effect;

                  (vii) there are no reassessments of the Taxes of the Company or any Subsidiary that have been issued and are outstanding and there are no outstanding issues which have been raised and communicated to the Company or any Subsidiary by any Governmental Body for any taxation year in respect of which a Return of the Company or any Subsidiary has been audited. No Governmental Body has challenged, disputed or questioned the Company or any Subsidiary in respect of Taxes or of any Returns, filings or other reports filed under any statute relating to Tax. Neither the Company nor any Subsidiary is negotiating any draft assessment or reassessment with any Governmental Body. Hines is not aware of any contingent liabilities for Taxes or any grounds for an assessment or reassessment of the Company or any Subsidiary, aggressive treatment of income expenses, credits or other claims for deduction under any return or notice other than as disclosed in the Financial Statements. Neither the Company, any Subsidiary, or Hines has received any indication from any Governmental Body that an assessment or reassessments of the Company or any Subsidiary is proposed in respect of any Taxes regardless of its merits. Neither the Company nor any Subsidiary has executed or filed with any Governmental Body any agreement or waiver extending the period for assessment, reassessment or collection of any Taxes. In respect of the Company, the periods during which an assessment or reassessment of Tax may be issued by all Canadian federal and provincial Governmental Bodies for the purposes of income taxes in respect of all taxation years up to and including the taxation year ended December 31, 1996 have expired; and in respect of sales taxes the periods during which an assessment or reassessment of Tax may be issued by all Canadian federal and provincial Government Bodies have expired for all periods ending March, 1995;

                  (viii) the Company and each Subsidiary has withheld from each payment made to any of its present or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the Tax Act and the U.S. Tax Code all amounts required by law to be withheld, and furthermore, has remitted such withheld amounts within the prescribed periods to the appropriate Governmental Body. The Company and each Subsidiary has remitted all Canada Pension Plan contributions, provincial pension plan contributions, employment insurance premiums, employer health taxes and other Taxes payable by it in respect of its employees and has remitted such amounts to the proper Governmental Body within the time required under the applicable legislation. The Company and each Subsidiary has charged, collected and remitted on a timely basis all Taxes as required under applicable legislation on any sale, supply or delivery whatsoever, made by the Company or Subsidiary;

                  (ix) neither the Company nor any Subsidiary will at any time be deemed to have a capital gain pursuant to subsection 80.03(2) of the Tax Act as a result of any transaction or event taking place in any taxation year ending on or before the Closing;

                  (x) there are no circumstances existing which could result in the application of section 78 or 160 of the Tax Act to the Company or any Subsidiary;

                  (xi) the Company and each Subsidiary has maintained and continues to maintain all books and records required to be maintained under the Tax Act and the U.S. Tax Code in the manner and place required by such legislation.

For purposes of this Section 4.1.16 and Section 4.1.17 a reference to a "Subsidiary" means a body corporate that is directly or indirectly controlled by the Company or Amalco, as the context requires, and "U.S. Tax Code" means the United States Internal Revenue Code of 1986, as amended.

SECTION 4.1.17    TRANSFER PRICING

         (a) The Transfer Pricing Study does not contain any misrepresentation and does not omit to state any material fact.

         (b) All of the transactions and steps contemplated in the Transfer Pricing Study to be completed on or prior to the Closing have been, or will have been, at or prior to the Time of Closing, completed as and when contemplated in the Transfer Pricing Study.

         (c) To the best of the Vendor's Knowledge, the Business as currently carried on by the Vendor and its subsidiaries can, after the Closing Date, be conducted substantially in accordance with the terms contemplated in the Transfer Pricing Study without any Material Adverse Effect on such Business resulting from the Business being conducted on such terms.

         (d) To the extent possible for a prospective analysis, the Vendor has prepared contemporaneous documentation described in subsection 247(4) of the TAX ACT and in U.S. Treasury Regulation Section 1.6662-6 (d)(2)(iii).

SECTION 4.1.18    Employee Benefit Plans.

         (a) SCHEDULE 4.1.18(a) hereto lists, as of the date of this Agreement, all stock option plans, employment, consulting and severance agreements, pension, profit sharing and retirement plans and all bonus and other employee benefit or fringe benefit plans, including, without limitation, "employee benefit plans" as such term is defined under Section 3(3) of ERISA, maintained or with respect to which contributions are made by the Company or any subsidiary or with respect to which the Company or any subsidiary has any liability (collectively, the "COMPANY PLANS").

         (b) (i) Each Company Plan of the Company and its subsidiaries which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") has received a favourable determination letter from the Internal Revenue Service that it is so qualified, and nothing has occurred since the date of such letter than could reasonably be expected to affect the qualified status of such Company Plan; (ii) each Company Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law; and (iii) the Company and the subsidiaries have not incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any of its Company Plans or other retirement plan or arrangement (including, without limitation, any "employee pension benefit plan" as defined in Section 3(2) of ERISA that the Company, or any other entity that together with the Company is treated as a single employer under Section 414 of the Code, maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute), and, to the Knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such liability. The aggregate accumulated benefit obligations of each Company Plan of the Company and its subsidiaries, as of the Closing Date, do not exceed the fair market value of the assets of such plan.

         (c) All Company Plans that are subject to the laws of Canada are in compliance in all material respects with such applicable laws, including relevant tax laws relating thereto, and the requirements of any trust deed or equivalent instrument under which they are established. Except as set forth on SCHEDULE 4.1.18(C), each Company Plan has been duly registered under the Tax Act and applicable provincial pension legislation.

         (d) Except as set forth in SCHEDULE 4.1.18(d) hereto, no retired or former employee of the Company or any subsidiary is receiving benefits under any Company Plan.

         (e) Except as set forth in SCHEDULE 4.1.18(e) hereto, neither the Company nor any subsidiary is subject to a collective bargaining agreement.

SECTION 4.1.19    Accounts Receivable.

         All accounts receivable of the Company and the subsidiaries reflected on the Financial Statements arose from valid transactions in the ordinary course of business and are not the subject of any defense, setoff or counterclaim. All accounts receivable of the Company and the subsidiaries are collectible, net of reserves reflected in the financial statements included in the Prospectus.

SECTION 4.1.20    Inventory.

         All inventories of raw materials, work-in-process and finished goods set forth or reflected in the Financial Statements or acquired by the Company or any subsidiary since the Balance Sheet Date are of merchantable quality, and are recorded on the books at an amount not higher than cost. All defective, obsolete or overstocked finished goods held by the Company or any subsidiary have been adequately reserved for in the financial statements included in the Prospectus in accordance with GAAP.

SECTION 4.1.21    Product Warranty.

         Except as set forth on SCHEDULE 4.1.21, since January 1, 1999 neither the Company nor any of the subsidiaries has suffered any material product liability or material product warranty claims or material product recalls. Except as set forth on SCHEDULE 4.1.21, since January 1, 1999, neither the Company nor any subsidiary has received any written notice of a claim against the Company or any subsidiary, whether or not fully covered by insurance, for product liability or liability on account of any express or implied warranty, except for warranty obligations and returns in the ordinary course substantially consistent with past practice for which appropriate reserves have been reflected on the financial statements included in the Prospectus. The reserves reflected in the financial statements included in the Prospectus for product liability and product warranty claims and for product recalls have been established in good faith and in accordance with GAAP.

SECTION 4.1.22 Import/Export Laws.

         Each of the Company and the subsidiaries has complied in all material respects with all laws, rules and regulations relating to the import and export of its products to and from Canada and the United States of America and each other country where a customer or supplier of the Company or subsidiary is located. Each of the Company and the subsidiaries possesses, and is in compliance with, all permits, licenses and authorizations necessary to import and export its products to and from Canada and the United States of America and each other country where a customer or supplier of the Company or any subsidiary is located.

SECTION 4.1.23    Corporate Records.

         The copies or originals of the minute books and records of the Company and the Subsidiaries previously delivered to Purchaser are true, complete and correct in all material respects. Each of the Company and the subsidiaries has, in accordance with good business practices, maintained substantially complete and accurate books and records, including financial records which fairly present its financial condition and substantially correct records of all its material corporate proceedings.

SECTION 4.1.24    Disclosure.

         No representation or warranty of the Vendor in this Agreement or any of the Transaction Documents, and no information contained in any Schedule or other writing delivered pursuant to this Agreement or the Transaction Documents or at the Closing, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading.

SECTION 4.1.25    Prospectus Disclosure.

         The description of, and all other information with respect to, the Business contained in the Prospectus constitutes full, true and plain disclosure of all material facts relating to the Business, and the Prospectus does not contain any Misrepresentation.

SECTION 4.1.26    No Other Representations or Warranties.

         EXCEPT FOR THE REPRESENTATION AND WARRANTIES CONTAINED IN THIS ARTICLE 4, THE VENDOR MAKES NO OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND THE VENDOR HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 4.2       REPRESENTATIONS AND WARRANTIES OF HINES.

         Each of Hines Horticulture and Hines Nurseries jointly and severally represents and warrants to the Purchaser and acknowledges and confirms that the Purchaser is relying upon these representations and warranties in connection with the purchase by the Purchaser of the Business:

         (a) INCORPORATION AND QUALIFICATION. It is validly subsisting and in good standing under the laws of its jurisdiction and incorporation and has the corporate power to enter and perform its obligations under this Agreement.

         (b) VALIDITY OF AGREEMENT. The execution, delivery and performance by it of this Agreement has been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding agreement of each of Hines Horticulture and Hines Nurseries enforceable in accordance with its terms, except that:

                  (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally; and

                   (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (c) None of the execution, delivery or performance by Hines of this Agreement or any other Transaction Document does or will:

                  (i) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Hines;

                  (ii) constitute a material default under or give rise to any right of termination, cancellation or acceleration of any material right or material obligation of Hines, or to a loss of any material benefit to which Hines is entitled under any provision of any material contracts or any material license, material franchise, material permit or similar material authorization held by Hines; or

                  (iii) results in the creation or imposition of any Lien on any material asset of the Company or any of the Purchased Companies.

         (d) There is no requirement on the part of Hines to make any filing with, give any notice to, or obtain any Authorization of, any Governmental Body as a condition to the lawful completing of the transactions contemplated by this Agreement, or any other Transaction Document except where the failure to give such notice would not result in a Material Adverse Effect.

SECTION 4.3       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Vendor and acknowledges and confirms that the Vendor is relying upon these representations and warranties in connection with the sale to the Purchaser of the Business:

         (a) SUBSISTENCE AND QUALIFICATION. The Purchaser is validly subsisting and in good standing under the laws under which it is established. The Purchaser has the authority to enter into and perform its obligations under this Agreement.

         (b) VALIDITY OF AGREEMENT. The Execution, delivery and performance by the Purchaser of this Agreement:

                  (i) has been duly authorized by all necessary action on the part of the Purchaser;

                  (ii) does not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with or result in a default under, or allow any other Person to exercise any rights under, any of the terms or provisions of its constating documents or resolutions of the trustees (or any committee thereof) or unitholders of the Purchaser or any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Purchaser; and

                  (iii)    will not result in the violation of any Law.

                  This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable in accordance with its terms, except that:

                           (a)      such enforcement may be subject to
                                    applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally; and

                           (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (c) REQUIRED AUTHORIZATION. There is no requirement on the part of the Purchaser to make any filing with, give any notice to, or obtain any Authorization of, any Governmental Body as a condition to the lawful completion of the transaction contemplated by this Agreement, except where the failure to give such notice would not result in a Material Adverse Effect.

                                   ARTICLE 5
                      PRE-CLOSING COVENANTS OF THE PARTIES

SECTION 5.1       CONDUCT OF BUSINESS PRIOR TO CLOSING.

         Except as expressly contemplated by this Agreement, during the Interim Period, each of the Vendor and Hines will cause the Business to be carried on in the Ordinary Course, and without limiting the generality of the foregoing, shall cause the Company:

         (a) not to make or agree to make any material change in the compensation of any director, officer or employee of the Company or of any of its subsidiaries and not to pay or agree to pay or set aside any bonus, profit sharing, retirement, insurance, death, severance or fringe benefit or other extraordinary or indirect compensation to, for or on behalf of any such director, officer or employee;

         (b) not to sell, assign, transfer, mortgage, pledge or otherwise encumber any of the Assets, except for sales of inventories in the Ordinary Course of business;

         (c) not to enter into any contract, agreement, commitment or transaction outside the Ordinary Course;

         (d)      not to issue any shares or other securities of the Company;

         (e) not to declare or cause to be paid any dividend make any other form of distribution or payment on the Shares or any other securities of the Company;

         (f) not to default in the performance of any term or condition of any material Consent or material Contract;

         (g) to maintain relations with the suppliers, customers and landlords of the Company and its subsidiaries in accordance with past custom and practices and in the Ordinary Course; and

         (h) to pay when due all Taxes and other obligations which become due and payable by the Company or its subsidiaries.

SECTION 5.2       FILINGS AND AUTHORIZATIONS.

         Each of the Parties, as promptly as practicable after the execution of this Agreement, will make, or cause to be made, all such filings and submissions under all Laws applicable to it, as may be required for it to consummate the purchase and sale of the Business in accordance with the terms of this Agreement. During the Interim Period, each of the Parties will (a) reasonably cooperate with the other Party with respect to all filings that such Party elects to make or is required by Law to make in connection with the Closing; and
(b) reasonably cooperate with the other Party in obtaining the Consents, provided that this Agreement will not require the Vendor to dispose to a third party or make any change in any of its businesses or to incur any other similar burden to obtain a Governmental Authorization. The Parties will coordinate and cooperate with one another in exchanging such information and supplying such assistance as may be reasonably requested by each in connection with the foregoing including, without limitation, providing each other with all notices and information supplied to or filed with any Governmental Body (except for notices and information which the Vendor or the Purchaser, in each case acting reasonably, considers confidential, which may be filed on a confidential basis), and all notices and correspondence received from any Governmental Body.

SECTION 5.3       NOTICE OF UNTRUE REPRESENTATION OR WARRANTY.

         The Vendor and/or Hines, as the case may be, shall promptly notify the Purchaser and the Purchaser shall promptly notify the Vendor, upon obtaining knowledge that any representation or warranty made by it contained in this Agreement becoming untrue or incorrect in any material respect during the Interim Period. Any such notification shall set out particulars of the untrue or incorrect representation or warranty and details of any actions being taken by the Vendor, Hines or the Purchaser, as the case may be, to rectify that state of affairs.

SECTION 5.4       SECTION 116 REQUIREMENTS

(1)      The Vendor covenants and agrees with the Purchaser as follows:

         (a) the Vendor shall take all reasonable steps to obtain and deliver to the Purchaser on or before Closing a certificate (the "SECTION 116 CERTIFICATE") issued by the Minister of National Revenue under subsection 116(2) of the Tax Act in respect of the Vendor's shareholdings in Amalco;

         (b) if a Section 116 Certificate is so delivered and is satisfactory to the Purchaser, the Purchaser shall be entitled to withhold from the Closing Purchase Price 25% of the amount, if any, by which the Closing Purchase Price exceeds the aggregate of the certificate limit, as defined in subsection 116(2) of the Tax Act and fixed by the Minister of National Revenue in the Section 116 Certificate;

         (c) if a Section 116 Certificate is not so delivered and satisfactory, the Purchaser shall be entitled to withhold from the Closing Purchase Price an amount equal to 25% of the Closing Purchase Price;

         (d) where the Purchaser has withheld any amount under the provisions of paragraph (b) or (c) above and the Vendor delivers to the Purchaser, after the Closing and within twenty five (25) days after the end of the month in which the Closing occurs, a Section 116 Certificate issued by the Minister of National Revenue under subsection 116(2) or 116(4), as the case may be of the Tax Act, and such certificate is satisfactory to the Purchaser, the Purchaser shall:

                  (i) pay forthwith to the Receiver General 25% of the amount, if any, by which the Closing Purchase Price exceeds the certificate limit fixed in the Section 116 Certificate referred in the preamble of this paragraph (d), and the amount so paid shall be credited to the Purchaser as payment on account of the Closing Purchase Price; and

                  (ii) pay forthwith to the Vendor any amount that the Purchaser has withheld and is not required to pay to the Receiver General in accordance with (i) above, net of any applicable withholding tax, and the amount so paid shall be credited to the Purchaser as payment on account of the Closing Purchase Price; and

         (e) where the Purchaser has withheld any amount under the provisions of paragraphs (b) or (c) above and no Section 116 Certificate that is satisfactory to the Purchaser has been delivered to the Purchaser by the Vendor, such amount shall be paid by the Purchaser to the Receiver General on the 30th day after the end of the month in which the Closing occurs on account of the Purchaser's liability pursuant to subsection 116(5) of the Tax Act, and the amount so paid shall be credited to the Purchaser as payment on account of the Closing Purchase Price.

(2)      The Vendor covenants and agrees with the Purchaser as follows:

         (a) in the event that the Purchaser is obligated to make a payment or have a payment made on its behalf as a result of the Net Working Capital Adjustment, the Vendor covenants and agrees with the Purchaser as follows:

                  (i) the Vendor shall take all reasonable steps to obtain and deliver to the Purchaser on or before the payment relating to the Net Working Capital Adjustment a
                           Section 116 Certificate issued by the Minister of National Revenue under subsection 116(4) of the TAX ACT in respect of the Vendor's shareholdings in Amalco;

                  (ii) if a Section 116 Certificate is so delivered and is satisfactory to the Purchaser, the Purchaser shall be entitled to withhold from the Net Working Capital Adjustment 25% of the amount, if any, by which the Net Working Capital Adjustment exceeds the proceeds of disposition fixed by the Minister of National Revenue in the Section 116 Certificate;

                  (iii) if a Section 116 Certificate is not so delivered and satisfactory, the Purchaser shall be entitled to withhold from the Net Working Capital Adjustment an amount equal to 25% of the Net Working Capital Adjustment;

                  (iv) the Purchaser shall be entitled to take all such further actions with respect to withholdings and payments as are contemplated in Section 5.4(1)(d) and
                           (e) such Sections to apply mutatis mutandis with respect to such withheld amount of the Net Working Capital Adjustment.

SECTION 5.5       REORGANIZATION

         The Vendor covenants to use its Best Efforts to complete the Reorganization on or before the Closing Date. Hines agrees to cause the Vendor to complete the Reorganization on or before the Closing Date.

                                   ARTICLE 6
                              CONDITIONS OF CLOSING

SECTION 6.1       CONDITIONS FOR THE BENEFIT OF THE PURCHASER.

         The purchase and sale of the Amalco Shares is subject to the following conditions being fulfilled or performed at or prior to the Closing, which conditions are for the exclusive benefit of the Purchaser and may be waived, in whole or in part, by the Purchaser in its sole discretion:

         (a) TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Vendor and Hines contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Time of Closing on the Closing Date (including as set out in the disclosure schedule in Schedule A hereto, which the parties acknowledge set out additional items arising as a result of the Reorganization) with the same force and effect as if such representations and warranties had been made on and as of such time and as if references to the Company include Amalco, and the Vendor and Hines shall each have executed and delivered a certificate of two senior officers to that effect. The receipt of such certificates at the Closing shall not constitute a waiver by the Purchaser of any of the representations and warranties of the Vendor or Hines, as the case may be, which are contained in this Agreement. Upon the delivery of such certificates, the representations and warranties of the Vendor and Hines in Article 4 shall be deemed to have been made on and as of the Time of Closing on the Closing Date with the same force and effect as if made on and as of such time and as if references to the Company include Amalco.

         (b) PERFORMANCE OF COVENANTS. Each of the Vendor and Hines shall have fulfilled or complied with all conditions and covenants contained in this Agreement to be fulfilled or complied with by it at or prior to the Closing, and each of the Vendor and Hines shall have executed and delivered a certificate of two senior officers to that effect. The receipt of such certificates and the Closing shall not constitute a waiver of the covenants of the Vendor or Hines, as the case may be, which are contained in this Agreement.

         (c) REORGANIZATION. The Reorganization shall have been completed in the manner specified in recital C, pursuant to agreements satisfactory to the Purchaser, acting reasonably.

         (d) OFFERING. The Offering by the Purchaser shall have been completed.

         (e) DELIVERIES. Each of Hines and the Vendor shall deliver or cause to be delivered to the Purchaser the following in form and substance satisfactory to the Purchaser, acting reasonably:

                  (i) original or certified copies of (A) the charter documents and the by-laws of Hines, the Vendor and each of the Purchased Companies, (B) resolutions of the sole shareholder of the Vendor approving the entering into and completion of the transactions contemplated by this Agreement, (C) resolutions of the board of directors of each of Hines Horticulture and Hines Nurseries approving the entering into and completion of the transactions contemplated by the Agreement, (D) share registers of each of the Purchased Companies and (E) a list of the officers and directors of each of Hines and the Vendor authorized to sign agreements together with their specimen signatures;

                  (ii) a certificate of status, compliance, good standing or like certificate with respect to each of Hines Horticulture, Hines Nurseries, the Vendor and the Purchased Companies issued by appropriate government officials of their respective jurisdictions of incorporation;

                  (iii)    the certificates referred to in Section 6.1 (a) and
                           Section 6.1(b); and

                  (iv) evidence that all necessary insurance coverages and policies applicable to the Business are in place, including, without limitation, property (including business interruption), automobile liability, workers' compensation, general liability, crime and fiduciary, directors and officers, umbrella and employment practises liability insurance.

         (f) PROCEEDINGS. All corporate proceedings to be taken in connection with the transactions contemplated by this Agreement, including without limitation the Reorganization, shall be satisfactory in form and substance to the Purchaser, acting reasonably, and the Purchaser shall have received copies of all instruments and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all necessary corporate proceedings in connection therewith;

         (g) NO LEGAL ACTION. No action or proceeding shall be pending by any Person (other than the Purchaser) in any jurisdiction, to enjoin, restrict or prohibit any of the transactions contemplated by this Agreement;

         (h) CONSENTS. All Consents listed in Schedule 4.1.3 shall have been obtained in form and substance satisfactory to the Purchaser, acting reasonably;

         (i) CREDIT FACILITY. The Sun Gro credit facility in the amount of approximately $30 million referred to in the Prospectus shall have been established and the description of the material terms of the Credit Facility contained in the Prospectus shall be complete and accurate; (j) CLOSING. The Closing shall not occur later than March 29, 2002; and

         (k) ASSET SCHEDULES. The Vendor shall deliver, or cause to be delivered, to the Purchaser, schedules ("ASSET SCHEDULES"), certified by two officers of the Vendor, confirming (i) that for the purposes of the Tax Act, the Company owns depreciable property of the prescribed classes and having undepreciable capital costs set out in the Asset Schedules and (ii) that, for the purposes of the U.S. Tax Code and the Tax Act, Sun Gro Horticulture Processing Inc. and Sun Gro Horticulture Distribution Inc. will own depreciable property as set out in the Asset Schedules that is depreciable at the rates set out in the Asset Schedules, in both cases consistent with the financial models provided to BMO Nesbitt Burns pursuant to the Offering.

SECTION 6.2       CONDITIONS FOR THE BENEFIT OF THE VENDOR.

         The purchase and sale of the Shares is subject to the following conditions to be fulfilled or performed at or prior to the Closing, which conditions are for the exclusive benefit of the Vendor and may be waived, in whole or in part, by the Vendor in its sole discretion:

         (a) TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Time of Closing on the Closing Date with the same force and effect as if such representations and warranties had been made on and of such time, and the Purchaser shall have executed and delivered a certificate of a senior officer to that effect. The receipt of such certificate at the Closing shall not constitute a waiver by the Vendor of any of the representations and warranties of the Purchaser which are contained in this Agreement. Upon the delivery of such certificate, the representations and warranties of the Purchaser shall be deemed to have been made on and as of the Time of Closing on the Closing Date with the same force and effect as if made on and as of such time.

         (b) PERFORMANCE OF COVENANTS. The Purchaser shall have fulfilled or complied with all conditions and covenants contained in this Agreement to be fulfilled or complied with by it at or prior to Closing and the Purchaser shall have executed and delivered a certificate of a senior officer to that effect. The receipt of such certificate and the Closing shall not constitute a waiver by any of the Vendor of the covenants of the Purchaser which are contained in this Agreement;

         (c) CLOSING. The Closing shall not occur at a date later than March 29, 2002;

         (d) DELIVERIES. The Purchaser shall deliver or cause to be delivered to the Vendor the following in form and substance satisfactory to the Vendor acting reasonably:

                  (i) Original or certified copies of (A) all resolutions of the trustees of the Purchaser approving the entering into and completion of the transactions contemplated by this Agreement, and (B) a list of the officers and trustees of the Purchaser authorized to sign agreements together with their specimen signatures; and

                  (ii)     The certificate referred to in Section 6.2(a).

         (e) PROCEEDINGS. All trust proceedings to be taken in connection with the transactions contemplated in this Agreement shall be reasonably satisfactory in form and substance to the Vendor, acting reasonably, and the Vendor shall have received copies of all the instruments and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all corporate proceedings in connection therewith; and

         (f) NO LEGAL ACTION. No action or proceeding shall be pending by any Person (other than the Vendor) in any jurisdiction, to enjoin, restrict or prohibit any of the transactions contemplated by this Agreement.

                                   ARTICLE 7
                                     CLOSING

SECTION 7.1       DATE, TIME AND PLACE OF CLOSING.

         The completion of the transaction of purchase and sale contemplated by this Agreement shall take place at the offices of Borden Ladner Gervais LLP, 1200 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia, V7X 1T2, at 5:30 a.m. (Vancouver time) on the Closing Date or at such other place, on such other date and at such other time as may be agreed upon in writing between the Vendor and the Purchaser.

SECTION 7.2       CLOSING PROCEDURES.

         Subject to satisfaction or waiver by the relevant Party of the conditions set forth in Section 6.1 and 6.2, at the Closing the Vendor shall deliver a certificate or certificate representing the Amalco Shares, duly endorsed in blank for transfer in and upon such delivery the Purchaser shall pay or satisfy the Closing Purchase Price in accordance with Section 3.2.

                                   ARTICLE 8
                                   TERMINATION

SECTION 8.1       TERMINATION BY PURCHASER.

         If any of the conditions set forth in Section 6.1 have not been fulfilled or waived at the Time of Closing or any obligation or covenant of the Vendor or Hines to be performed at or prior to the Time of Closing has not been observed or performed by the Time of Closing, the Purchaser may terminate this Agreement by giving notice in writing to the Vendor. Upon giving the requisite notice, the Purchaser shall be released from all obligations hereunder, save and except for its obligations under Section 12.3 and Section 12.4, which shall survive. Each of the Vendor and Hines shall be released from its obligations only if the condition or conditions for the non-performance of which the Purchaser has terminated this Agreement are not reasonably capable of being performed or caused to be performed by the Vendor or Hines. If the Purchaser waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination in the event of non-fulfillment, non-observance or non-performance of any other condition, obligation or covenant in whole or in part.

SECTION 8.2       TERMINATION BY VENDOR.

         If any of the conditions set forth in Section 6.2 have not been fulfilled or waived at the Time of Closing or any obligation or covenant of the Purchaser to be performed at or prior to the Time of Closing has not been observed or performed by the Time of Closing, the Vendor and Hines may terminate this Agreement by giving notice in writing to the Purchaser. Upon giving the requisite notice, each of the Vendor and Hines shall be released from all obligations hereunder, save and except for their respective obligations under
Section 12.3 and Section 12.4, which shall survive. The Purchaser shall be released from its obligations only if the condition or conditions for the non-performance of which the Vendor and Hines have terminated this Agreement are not reasonably capable of being performed or caused to be performed by the Purchaser. If the Vendor and Hines waive compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of their rights of termination in the event of non-fulfilment, non-observance or non-performance of any other condition, obligation or covenant in whole or in part.

SECTION 8.3       OTHER TERMINATION RIGHTS.

         This Agreement may, by notice in writing given at or before Closing, be terminated by mutual consent of the Vendor and the Purchaser, and, in such event, each Party shall be released from all obligations under this Agreement, save and except for its obligations under Section 12.3 and Section 12.4, which shall survive.

SECTION 8.4       EFFECT OF TERMINATION.

         Each Party's right of termination under this Article 8 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. Nothing in Article 8 shall limit or affect any other rights or causes of action which the Purchaser, Hines or the Vendor may have with respect to the representations, warranties, covenants and indemnities in its favour contained in this Agreement.

                                   ARTICLE 9
                                 INDEMNIFICATION

SECTION 9.1       INDEMNIFICATION IN FAVOUR OF THE PURCHASER.

         If the Closing occurs, each of the Vendor and Hines shall, jointly and severally, indemnify and save the Purchaser, the Purchased Companies and their shareholders, directors, trustees, officers, employees, agents, representatives, successors and assigns (the "PURCHASER INDEMNIFIED PARTIES") harmless of and from any loss, liability, claim, damage or expense (whether or not involving a third-party claim) including reasonable legal fees and expenses (collectively, "DAMAGES") suffered by, imposed upon or asserted against a Purchaser Indemnified Party as a result of, in respect of, connected with, or arising out of, under, or pursuant to:

         (a) any failure of the Vendor or Hines to perform or fulfil any condition or covenant to be fulfilled or complied with by the Vendor or Hines under this Agreement; and

         (b) subject to Sections 9.4 and 9.8, any breach of any representation or warranty given by the Vendor or Hines in this Agreement, provided that the Vendor and Hines shall not be required to indemnify or save harmless the Purchaser Indemnified Parties unless the Purchaser shall have provided notice to the Vendor in accordance with Section 9.5 on or prior to the expiration of the survival time period related to such representation and warranty as set out in Section 9.4.

If the Closing occurs, the remedies provided in this Section 9.1 and 9.8 are exclusive of any other remedies that may be available to the Purchaser Indemnified Parties under any legal theory in respect of Damages and the Company hereby waive any and all such other remedies.

SECTION 9.2       SPECIFIC INDEMNIFICATIONS IN FAVOUR OF THE PURCHASER

If the Closing occurs, Hines shall indemnify and save the Purchaser Indemnified Parties harmless of and from any Damages suffered by, imposed upon or asserted against the Purchaser Indemnified Parties or any of them as a result of, in respect of, connected with, or arising out of, under, or pursuant to the performance by the Purchased Companies of their obligations pursuant to Section
10.3 hereof, provided that Hines will not be liable to the Purchaser Indemnified Parties for any Damages in connection with Section 10.3 to the extent that any Damages have resulted from the bad faith, negligence or wilful misconduct of the Company.

SECTION 9.3       INDEMNIFICATION IN FAVOUR OF THE VENDOR.

         If the Closing occurs, the Purchaser shall indemnify and save Hines, the Vendor and their shareholders, directors, officers, employees, agents, representatives, successors and assigns (the "VENDOR INDEMNIFIED PARTIES") harmless of and from any Damages suffered by, imposed or asserted against the Vendor Indemnified Parties as a result of, in respect of, connected with, or arising out of, under or pursuant to:

         (a) any failure of the Purchaser to perform or fulfil any condition or covenant to be fulfilled or complied with by the Purchaser under this Agreement; and

         (b) subject to Section 9.4, any breach of any representation or warranty given by the Purchaser contained in this Agreement, provided that the Purchaser shall not be required to indemnify or save harmless the Vendor Indemnified Parties unless the Vendor shall have provided notice to the Purchaser in accordance with Section 9.5 on or prior to the expiration of the survival time period related to such representation and warranty as set out in Section 9.4.

SECTION 9.4       TIME LIMITATIONS.

(1) The representations and warranties of the Vendor and Hines contained in this Agreement shall survive the Closing and, notwithstanding the Closing and any investigation made by or on behalf of the Purchaser, shall continue for a period of twenty-four (24) months after the Closing Date except that:

         (a) the representations and warranties set out in Section 4.1.25 shall survive and continue in full force and effect for the benefit of the Purchaser for a period equal to the period for which the purchaser is liable for misrepresentations under the Prospectus pursuant to the SECURITIES ACT (B.C.);

         (b) the representations and warranties set out in Section 4.1.16 shall survive and continue in full force and effect until 30 days after the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for Tax, interest or penalties under applicable Tax legislation in respect of any taxation year to which such representations and warranties extend could be issued under such Tax legislation to the Purchased Companies but for any consent, waiver, agreement or other document, made or filed by the Purchased Companies after the Closing; and

         (c) the representations and warranties set out in Section 4.1.17 shall survive and continue in full force and effect with respect to any claims arising in connection with a taxable year that commences on the Closing Date or within three (3) years after the Closing Date until thirty (30) days after expiration of any period during which an assessment, reassessment or other form of recognized document assessing liability for Tax in respect of any such taxation year could be issued but for any consent, waiver, agreements or other document made or filed by the Purchased Company after the Closing;

and any claim in respect thereof (except a claim based on fraud) shall be made in writing during such applicable time period and shall be subject to Section 9.5.

(2) The representations and warranties of the Purchaser contained in this Agreement shall survive the Closing and, notwithstanding such Closing and any investigation made by or on behalf of the Vendor, shall continue in full force and effect for the benefit of the Vendor for a period of twenty-four (24) months from the Closing Date and any claim in respect thereof (except a claim based on fraud) shall be made in writing within such time period and shall be subject to Section 9.5.

SECTION 9.5       INDEMNIFICATION PROCEEDINGS - THIRD PARTY CLAIMS.

(1) Promptly after receipt by an indemnified party (an "INDEMNIFIED PARTY") under Section 9.1, 9.2 or Section 9.3 of a notice of commencement of any proceeding against it by a third party, the Indemnified Party will, if a claim is to be made against an indemnifying party (an "INDEMNIFYING PARTY") under such Section, give notice to the Indemnifying Party of the commencement of such claim. The failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defence of such action is prejudiced by the Indemnified Party's failure to give such notice.

(2) If any proceeding referred to in Section 9.5(1) (a "PROCEEDING") is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of the Proceeding, the Indemnifying Party will be entitled to participate in the Proceeding as hereinafter provided. To the extent that the Indemnifying Party wishes to assume the defence of the Proceeding with counsel satisfactory to the Indemnified Party, it may do so provided it (i) reimburses the Indemnified Party for all of its out-of-pocket expenses (including solicitor's fees and disbursements) arising prior to or in connection with such assumption; and (ii) permits the Indemnified Party to participate in such defence through counsel chosen by the Indemnified Party provided that the fees and expenses of such counsel shall be borne by the Indemnified Party unless there are separate defences available to the Indemnified Party or conflicts of interest in which case those fees and expenses will be paid by the Indemnifying Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defence of the Proceeding as against the Indemnified Party, the Indemnifying Party will not, as long as it diligently conducts such defence and except as expressly provided herein, be liable to the Indemnified Party under this Section 9.5 for any fees of other counsel or any other expenses with respect to the defence of the Proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defence of the Proceeding, other than reasonable costs of investigation approved in advance by the Indemnifying Party. If the Indemnifying Party assumes the defence of a Proceeding as against the Indemnified Party (i) no compromise or settlement of such claims may be made by the Indemnifying Party without the Indemnified Party's consent unless (A) there is no admission of any violation of Laws or any violation of the rights of any Person and no adverse effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (ii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Party of the commencement of any Proceeding and the Indemnifying Party does not, within ten (10) days after receipt of such notice, give notice to the Indemnified Party of its election to assume the defence of the Proceeding, the Indemnifying Party will be bound by any determination made in the Proceeding or any compromise or settlement effected by the Indemnified Party acting in good faith.

(3) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle the Proceeding. In such case, the Indemnifying Party will not be bound by any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(4) Where the defence of a Proceeding is being undertaken and controlled by the Indemnifying Party, the Indemnified Party will use its Best Efforts to make available to the Indemnifying Party those employees whose assistance, testimony or presence is necessary to assist the Indemnifying Party in evaluating and defending any such claims. However, the Indemnifying Party shall be responsible for the expense associated with any employees made available by the Indemnified Party to the Indemnifying Party pursuant to this Section 9.5(4), which expense shall be equal to the out of pocket expenses of such employees and an amount to be mutually agreed upon per person per hour or per day for each day or portion thereof that the employees are assisting the Indemnifying Party and which expenses shall not exceed the actual cost to the Indemnified Party associated with the employees.

(5) With respect to any Proceeding at the request of the Indemnifying Party, the Indemnified Party shall make available to The Indemnifying Party or its representatives on a timely basis all documents, records and other materials in the possession of the Indemnified Party, at the expense of the Indemnifying Party, reasonably required by the Indemnifying Party for its use in defending any such claim and shall otherwise cooperate on a timely basis with the Indemnifying Party in the defence of such claim.

(6) With respect to any Proceeding in respect of income, corporate, sales, excise, or other tax liability enforceable by Lien against the property of the Indemnified Party, the Indemnifying Party's right to so defend the Proceeding shall only apply after payment of any such re-assessment.

SECTION 9.6       OTHER LIMITATIONS.

(1) Notwithstanding anything contained in this Agreement, the Purchaser shall not be entitled to make any claim against the Vendor or Hines, as the case may be:

         (a) in respect of any of the representations or warranties in respect of any claim that arises or is increased as a result of any increase in rates of taxation after the Closing or the passing of any enactment or other governmental regulation (whether relating to taxation or otherwise) or any judgment delivered after the date hereof with retrospective effect unless a proposal to introduce such increase in rates, enactment or regulation was publicly announced on or before the Closing; provided, however, that in the case of any such increase, the claim shall apply to the extent thereof prior to such increase;

         (b) to the extent the claim would not have arisen but for a change in accounting policies or practices introduced by the Purchaser after the Closing; and

         (c) to the extent that the claim has been reduced by the amount of any recovery by the Purchaser under any insurance policy.

(2) If any breach of the representations and warranties arises by reason of a liability of the Purchaser which is contingent when the claim in respect thereof is notified to the Vendor or Hines then the Vendor or Hines, as the case may be, will not be obliged to make any payment to the Purchaser until such time as the contingent liability ceases to be contingent and becomes an actual liability.

(3) Subject to limitations found in Section 9.8, but notwithstanding any other provision herein to the contrary, the maximum aggregate liability of the Vendor and Hines with respect to any claims for indemnity (including, for greater certainty, any amounts claimed pursuant to Sections 9.1, 9.2 and
          9.8) other than amounts claimed pursuant to section 10.4 under this Agreement shall be the net proceeds of the Offering; provided, that the Vendor and Hines will only be liable to the Purchaser in respect of total claims in the aggregate exceeding U.S.$1,000,000 and then only to the extent of such excess over U.S.$1,000,000.

(4) Notwithstanding any provision herein to the contrary, the maximum aggregate liability of the Purchaser with respect to any claims for indemnity (including, for greater certainty, any amounts claimed pursuant to Section 9.3) shall be the net proceeds of the Offering; provided, that the Purchaser will only be liable to the Vendor in respect of total claims in the aggregate exceeding U.S.$1,000,000 and then only to the extent of such excess over U.S.$1,000,000.

(5) All claims for indemnification pursuant to this Section 9 shall be expressed and all payments made with respect to such claims shall be paid in U.S. dollars. If any currency conversion shall be required for the purposes of expressing the value of the claim or making any payment pursuant to this Section 9, the reference date for calculating the applicable exchange rate shall be the date on which the claim arose or occurred.

SECTION 9.7       Amalco Entitled to Indemnities.

         Hines and the Vendor agree with the Purchaser and the Company that effective on the Closing, Amalco shall be entitled to and be deemed to have the full and direct benefit of each of the representations and warranties of Hines and the Vendor given to the Purchaser in Article 4 and the covenants contained herein as if such representations and warranties and covenants were given to Amalco on Closing and as if the references to the Company included Amalco. Hines and the Vendor furthermore agree with the Purchaser and the Company that effective on the Closing, Amalco shall be entitled to and be deemed to have the full and direct benefit of the indemnification obligations of the Vendor and

Hines contained in this Article 9. The Company agrees with the Vendor and Hines that all of the terms and conditions of the indemnity obligations of the Vendor and Hines', including notice, that are applicable to the Purchaser shall be equally applicable to Amalco. The Purchaser and Amalco may in their sole discretion determine which of them seeks or obtains recovery or remedy from the Vendor or Hines, as the case may be, in respect of a particular fact, circumstance or event giving rise to such recovery or remedy. Notwithstanding any other provision in this Agreement, neither the Purchaser nor Amalco shall be entitled to recovery against the Vendor or Hines under the provisions of this
Article 9 if the other has recovered against the Vendor or Hines under this Agreement in respect of any claim arsing from the same facts or circumstances, the intention being that the Vendor or Hines, as the case may be, shall only be required to make payment, restitution or indemnification once to either the Purchaser or Amalco as the case may be, as a result of any breach of any representation or warranty, or covenant in relation to a particular fact, circumstance or event, regardless of whether one or both of the Purchaser and Amalco have made a claim in respect thereof.

SECTION 9.8       TAX INDEMNITY.

         In addition to and without limiting the generality of the above (but without duplication), Hines shall indemnify the Purchaser Indemnified Parties in respect of and save them harmless from:

         (a)      except to the extent indemnified pursuant to paragraphs (b) or
                  (c), any Taxes, costs, expenses and liabilities including reasonable legal or accounting or economists' fees which may be suffered or incurred by any Purchaser Indemnified Party relating to any period ended on or before the Closing Date or to the portion of any taxation year or period ending after the Closing Date that ends on the Closing Date, except to the extent that such Taxes were specifically accrued as a liability on the financial statements in the Prospectus or will be included as part of the Net Working Capital calculation;

         (b) any Taxes, costs, expenses and liabilities including reasonable legal or accounting or economists' fees which may be suffered or incurred by any Purchaser Indemnified Party relating to any period ended on or before the Closing Date or to the portion of any taxation year or period ending after the Closing Date that ends on the Closing Date, that arise, directly or indirectly, in any manner whatsoever, as a consequence of or in connection with any assessment or reassessment of, or proposal to assess or reassess, the Company (a "Transfer Pricing Assessment") under sections 247 or 245 (but only to the extent it relates to transfer pricing matters) of the Tax Act (the "Transfer Pricing Rules"), and any such Transfer Pricing Assessment that may occur further to a competent authority procedure under Articles IX or XXVI of the CANADA-UNITED STATES INCOME TAX CONVENTION (the "Convention"), but only to the extent such Taxes and other amounts exceed any amount that is refunded to the Vendor as a result of or in connection with that Transfer Pricing Assessment in accordance with the INTERNAL REVENUE CODE (United States of America) or Articles IX or XXVI of the Convention and paid by the Vendor to the Company as required by Section 10.6; and

         (c) any Taxes, costs, expenses and liabilities including reasonable legal or accounting or economists' fees which may be suffered or incurred by any Purchaser Indemnified Party relating to any taxation year that commences on the Closing Date or within three (3) years after the Closing Date as a result of, in respect of, connected with, or arising out of, under or pursuant to a breach of a representation and warranty contained in Section 4.1.17.

The indemnity provided in this Section 9.8 shall survive (in the case of paragraph (a)) until 30 days after the expiry of any period during which any Purchaser Indemnified Party may be assessed or reassessed by any of the CCRA or the Internal Revenue Service (United States of America) (the "IRS") in connection with any issue to which the applicable indemnity relates, and (in the case of paragraph (b)) in respect of any particular taxation year of the Company until two years after receipt by the Company of written notice from the CCRA of its intention to commence an audit relating to that year to which the indemnity in paragraph (b) may apply and in the case of paragraph (c) until 30 days after the expiry of any period during which any Purchaser Indemnified Party may be assessed or reassessed by any of the CCRA or the IRS in connection with any issue to which the applicable indemnity relates in respect of any taxation year that commences on the Closing Date or within three years after the Closing Date.

The obligation of Hines under the indemnity in paragraph (b) shall not exceed US $3 million in respect of the aggregate amount of all claims under that paragraph and the indemnity in paragraph (c) shall not exceed U.S.$5million in respect of the aggregate amount of all claims under that paragraph.

In the event that any Purchaser Indemnified Party is assessed or reassessed for Taxes in respect of which an indemnity under this Section 9.8 may be payable by Hines (a "Reassessment"), the Purchaser Indemnified Party shall notify Hines in writing of the Reassessment within 30 days of receipt thereof by the Purchaser Indemnified Party. Notwithstanding the foregoing, any failure by the Purchaser Indemnified Party to so notify Hines within 30 days shall not affect Hines' obligation to indemnify the Purchaser Indemnified Party under this Section 9.8 except to the extent that such failure shall have materially prejudiced the defence against the Reassessment. Hines shall:

         (a) have the right, at its option and expense, to participate in and be present at the defence against the Reassessment, which shall mean the right to be apprised of and be afforded the opportunity to comment upon any submissions but not to control the defence, negotiation or settlement thereof, which control shall at all times rest entirely with the Purchaser Indemnified Party, and

         (b) co-operate fully with the Purchaser Indemnified Party in connection with the defence, negotiation or settlement of the Reassessment (including any appeal or competent authority procedure under Article IX or XXVI of the CANADA-UNITED STATES INCOME TAX CONVENTION), which co-operation shall include the provision to the Purchaser Indemnified Party of complete and timely access to all relevant books and records of any relevant Person Affiliated with Hines including any and all prior communications with the CCRA or the IRS on transfer pricing or related matters (the "Issues"), to all personnel currently employed by or under contract to any relevant Person Affiliated with Hines having any knowledge whatsoever of the Issues and to all personnel previously employed by or under contract to any relevant Person Affiliated with Hines having such knowledge to the extent Hines or a relevant Person Affiliated with Hines can access such previously employed personnel using reasonable best efforts.

                                   ARTICLE 10
                             POST-CLOSING COVENANTS

SECTION 10.1      ACCESS TO BOOKS AND RECORDS.

         For a period of six (6) years from the Closing Date or for such longer period as may be required by Law, the Purchaser and the Company shall retain all original accounting Books and Records relating to the Business for the period prior to the Closing Date. So long as such Books and Records are retained by the Purchaser and/or the Company pursuant to this Agreement, the Vendor shall have the right to inspect and make copies (at its own expense) of them upon reasonable request during normal business hours and upon reasonable notice and without undue interference to the business operations of the Purchaser and the Company. The Purchaser and the Company shall have the right to have their representatives present during any such inspection.

SECTION 10.2      INSURANCE PROCEEDS AND DISTRIBUTED CLAIMS.

         After the Closing, Purchaser agrees to, and agrees to cause the Purchased Companies to:

         (a) at the direction of the Vendor, use Best Efforts to collect the insurance proceeds and claims related to, and any other amounts available to the Purchased Companies with respect to, the Distributed Claims and the Special Receivables;

         (b) cooperate with the Vendor with respect to executing, or causing the Purchased Companies to execute, any documents reasonably required to effectuate the assignment of the Distributed Claims; and

         (c) provide the Vendor with access to the books and records of the Purchased Companies pertaining to the Distributed Claims and the Special Receivables. In the event that the Purchaser, Amalco or any of its subsidiaries receives any amounts related to the Distributed Claims, the Purchaser agrees to, and agrees to cause the Purchased Companies to, promptly deliver such amounts to the Vendor.

SECTION 10.3      SERVICE AGREEMENT.

         During the twelve (12) months following the Closing Date, the Purchaser agrees to cause the Purchased Companies, at no cost to the Vendor or Hines, to:

         (a) provide services to Hines and/or the Vendor, in a manner consistent with the services provided by the Company to Hines and/or the Vendor on and prior to the Closing Date, in connection with the hosting and maintenance of Hines' website at www.hines.horticulture.com and the NeoFlora horticulture database used in Hines' business; and

         (b) make such changes and additions to such website and database reasonably requested by Hines and/or the Vendor.

SECTION 10.4      Reimbursement of Insurance Costs

         During the period from the Closing Date to December 31, 2002 (the "Coverage Period"), the Purchaser agrees to cause Amalco to use its Best Efforts to maintain insurance coverage commensurate (both in terms of types of coverage and coverage limits) with the insurance coverage provided to the Company by Hines prior to the Closing Date at a cost not to exceed the Company's budgeted amount of U.S.$1,200,000 for such period. In the event that the insurance coverage (as described above) obtained by the Company costs in excess of its budgeted amount for the Coverage Period, Hines agrees to pay to the Company, subject to a maximum payment by Hines of U.S.$500,000, the lesser of:

         (a) U.S.$20,480,000 less U.S.$300,000 minus the actual EBITDA for the Coverage Period, minus the total amount of the tax refund received by the Company in respect of the 2001 fiscal year; and

         (b) the difference between U.S.$16,913,000 and the actual distributable cash of the Purchaser for the Coverage Period.

Such payment, if any, shall be provided by Hines within 30 days of receiving documentary evidence of the results of such formula.

SECTION 10.5      Hines Guarantee

         Hines, an affiliate of the Vendor, shall be responsible for and to the Purchaser Indemnified Parties for any failure by the Vendor to discharge its responsibilities and/or satisfy its obligations to the Purchaser Indemnified Parties under this Agreement, including, without limitation, any indemnification claims pursuant to Section 9.

SECTION 10.6      TRANSFER PRICING.

In the event that the CCRA assesses, reassesses or proposes to assess or reassess the Company (which for the purposes of this Section 10.6 includes any successor thereto or assignee thereof) under sections 247 or 245 (but only to the extent it relates to transfer pricing matters) of the Tax Act (an "ASSESSMENT") in respect of any taxation year which commenced prior to the acquisition of the Company by the Purchaser then Hines and the Vendor shall cooperate, at the expense of Hines, co-operate with the Company in seeking a resolution of the issues raised in the Assessment with the competent authorities of Canada and the United States of America in accordance with and to the greatest extent permitted by Article IX of the CANADA -UNITED STATES INCOME TAX CONVENTION.

At the Closing, Hines and the Vendor shall assign, free and clear of any Liens to the Purchaser or a person designated by the Purchaser all amounts (up to the maximum amount of the Assessment) to which Hines or any member of the affiliated group of which Hines or any successor to Hines was or is the common parent (the "Hines Affiliated Group") may be entitled under the Internal Revenue Code of 1986, as amended (the "U.S. Tax Code") and applicable rules and regulations of the U.S. Treasury Department (the "IRS Regulations") as a result of the Assessment. The Vendor shall, and Hines shall cause the Vendor or any successor to the Vendor to, exercise its Best Efforts after the Closing to obtain the maximum Tax refund to which the Hines Affiliated Group may be entitled under the U.S. Tax Code and the IRS Regulations as a result of the Assessment. In furtherance of the foregoing, Hines shall not take any action or omit to take any action where such action or omission would have the effect of eliminating or lowering the amount of the Tax refund to which the Hines Affiliated Group may be entitled under the U.S. Tax Code and the IRS Regulations as a result of the Assessment. In the event that after the Closing any member of the Hines Affiliated Group shall obtain any Tax refund as a result of the Assessment in respect of any taxation year which commenced prior to the Closing, then Hines shall, or shall cause the member of the Hines Affiliated Group that receives such refund to, immediately pay (up to the maximum amount of the Assessment) to the Purchaser or a person designated by the Purchaser the full amount of such refund.

In connection with the determination of any Tax refund as a result of the Assessment, Hines shall notify the Purchaser in writing promptly of the receipt of any refund, or the discovery of a right to claim a refund, and shall permit the Company and the Purchaser to review and comment on, and to consider in good faith any such comments, any materials to be submitted to any U.S. or Canadian governmental authorities in connection therewith prior to submission. Further, Hines shall furnish to the Purchaser all information, records and assistance necessary to verify the amount of the refund.

Subject to and in accordance with the provisions set forth above, Hines shall prepare or cause to be prepared and file, or cause to be filed, and cause each member of the Hines Affiliated Group to prepare and file, all Tax Returns required to be filed in respect of any taxation year which commenced prior to the Acquisition.

The covenant contained in this Section 10.6 shall survive until the expiry of any period during which an Assessment could be issued under applicable law, the receipt by the Hines Affiliated Group of the maximum amount of any Tax refund to which the Hines Affiliated Group may be entitled under the U.S. Tax Code and the IRS Regulations as a result of the Assessment or the payment of such Tax refund to the Purchaser, whichever occurs latest.

                                   ARTICLE 11
                                 SETTLE DISPUTES

SECTION 11.1      BEST EFFORTS TO SETTLE DISPUTES.

         In the event any dispute, claim, question or difference (a "DISPUTE") arises out of or with respect to this Agreement or its performance, enforcement, breach, termination or validity, the Parties shall use their Best Efforts to settle the Dispute. To this end, they shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to all Parties.

                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.1      NOTICES.

         Any notice, direction or other communication given under this Agreement shall be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

         (a)      to the Purchaser or Amalco at:

                  Sun Gro Horticulture, Inc.
                  52130 R.R. 65
                  P.O. Box 189
                  Seba Beach, Alberta

                  Attention:     Mitch Weaver
                  Facsimile:     (780) 7997-3079

                  With a copy to Borden Ladner Gervais LLP at:

                  1200 Waterfront Centre
                  200 Burrard Street
                  Vancouver, BC  V7Y 1T2

                  Attention:     Nigel P.H. Cave
                  Facsimile:     (604) 687-1415

         (b)      to the Vendor and Hines at:

                  Hines Horticulture, Inc.
                  12621 Jeffrey Road
                  Irvine, CA   92620-2101

                  Attention:     Claudia Pieropan
                  Facsimile:     (949) 786-0968

                  With a copy to Paul, Hastings, Janofsky & Walker LLP at:

                  695 Town Centre Drive,
                  17th Floor
                  Costa Mesa, CA  92626

                  Attention:     William J. Simpson
                  Facsimile:

Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (local time) and otherwise on the next Business Day, or (ii) if transmitted by facsimile or similar means of recorded communication, on the Business Day following the date of transmission. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such Party at its changed address.

SECTION 12.2      TIME OF THE ESSENCE.

         Time shall be of the essence of this Agreement.

SECTION 12.3      BROKERS.

         The Vendor and Hines shall indemnify and save harmless the Purchaser from and against any and all claims, losses and costs whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for the Vendor or Hines, including BMO Nesbitt Burns Inc. The Purchaser shall indemnify and save harmless the Vendor from and against any and all claims, losses and costs whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for the Purchaser. These indemnities shall not be subject to any of the limitations set out in Article 9 of this Agreement.

SECTION 12.4      ANNOUNCEMENTS.

         At all times prior to Closing, any press release or public statement or announcement (a "PUBLIC STATEMENT") with respect to the transaction contemplated in this Agreement shall be made only with the prior approval of Hines and the Purchaser unless such Public Statement is required by Law or by any stock exchange, in which case the Party required to make the Public Statement shall use its Best Efforts to obtain the approval of the other Party as to the form, nature and extent of the disclosure, prior to the making of any such Public Statements.

SECTION 12.5      CONSEQUENTIAL DAMAGES.

         In no event shall the Purchaser be liable to the Vendor or shall the Vendor or Hines be liable to the Purchaser for any consequential damages whatsoever save and except for claims of a third party for Damages where such Damages include consequential damages.

SECTION 12.6      THIRD PARTY BENEFICIARIES.

         None of the Vendor, Hines and the Purchaser intend that this Agreement shall benefit or create any right or cause of action in, or on behalf of, any Person, other than the Parties to this Agreement and the Purchased Companies and no Person, other than the Parties to this Agreement and the Purchased Companies, shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

SECTION 12.7      AMENDMENTS.

         This Agreement may only be amended or otherwise modified by written agreement executed by the Vendor, Hines, the Company and the Purchaser.

SECTION 12.8      WAIVER.

(1) No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver be binding unless executed in writing by the Party to be bound by the waiver.

(2) No failure on the part of a Party to exercise, and no delay in exercising any right under this Agreement shall operate as a waiver of such right, nor shall any single or partial exercise of any such right preclude any other or further exercise of such right or the exercise of any other right.

SECTION 12.9      NON-MERGER.

         Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the Closing and, notwithstanding such Closing and any investigation made by or on behalf of any Party, shall continue in full force and effect. Closing shall not prejudice any right of one Party against any other Party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

SECTION 12.10     ENTIRE AGREEMENT.

         This Agreement together with the other agreements tabled on the Closing Date constitute the entire agreement between the Parties with respect to the transactions contemplated in this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth herein and the Vendor, Hines and the Purchaser have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

SECTION 12.11     SUCCESSORS AND ASSIGNS.

         This Agreement shall become effective when executed by the Parties and after that time shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns. Except as expressly contemplated herein, neither this Agreement nor any of the rights or obligations under this Agreement shall be assignable or transferable by any Party without the prior written consent of the other Parties, provided that the Purchaser may assign the benefits of this Agreement to one or more financial institutions providing loans to it or an Affiliate and no such assignment to such financial institutions will give rise to any liability on the part of such financial institutions.

SECTION 12.12     SEVERABILITY.

         If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect.

SECTION 12.13     GOVERNING LAW.

(1) This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(2) Each of the Parties irrevocably attorn and submit to the non-exclusive jurisdiction of the Supreme Court of British Columbia.

SECTION 12.14     FURTHER ASSURANCES.

         From time to time subsequent to the Closing Date, each Party shall at the request of any other Party execute and deliver such additional conveyances, transfers, specific assignment and other assurances as may be reasonably required effectually to carry out the intent of this Agreement and to transfer the Shares to the Purchaser.

SECTION 12.15     EXECUTION BY THE PURCHASER

         The parties hereto acknowledge that the Company is entering into this agreement solely on behalf of the Purchaser and the obligations of the Purchaser hereunder shall not be personally binding upon any of the trustees of the Purchaser, the Company, any registered or beneficial holder of trust units of the Purchaser or any beneficiary under a plan of which a holder of such trust units acts as a trustee or carrier, and that resort shall not be had to, nor shall recourse be sought from, any of the foregoing or the private property of any of the foregoing in respect of any indebtedness, obligation or liability of the Purchaser arising hereunder or arising in connection herewith or from the matters to which this Agreement relates, and recourse shall be limited to, and satisfied only out of, the Fund Assets as defined in the Declaration of Trust made the 12th day of February, 2002, as amended or restated from time to time.

SECTION 12.16     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement.

                               HINES NURSERIES, INC.


                               By:
                                        ----------------------------------------
                                        Authorized Signatory


                               By:
                                        ----------------------------------------
                                        Authorized Signatory


                               SUN GRO HORTICULTURE, INC.


                               By:
                                        ----------------------------------------
                                        Authorized Signatory


                               By:
                                        ----------------------------------------
                                        Authorized Signatory


                               HINES HORTICULTURE, INC.


                               By:
                                        ----------------------------------------
                                        Authorized Signatory


                               By:
                                        ----------------------------------------
                                        Authorized Signatory


                               SUN GRO HORTICULTURE INCOME FUND
                               BY ITS ATTORNEY, SUN GRO HORTICULTURE CANADA LTD.

                               By:
                                        ----------------------------------------
                                        Authorized Signatory


                               By:
                                        ----------------------------------------
                                        Authorized Signatory

                               SUN GRO HORTICULTURE CANADA LTD.


                               By:
                                        ----------------------------------------
                                        Authorized Signatory


                               By:
                                        ----------------------------------------
                                        Authorized Signatory

                                 SCHEDULE 4.1.3



                      GOVERNMENTAL AUTHORIZATION; CONSENTS


1. Written consent of Hood Packaging Corporation required for the assignment of the Bag Supply Contract effective January 1, 2001 between Hood Packaging Corporation and Sun Gro Horticulture, Inc.

2. Written consent of Color Spot Nurseries Inc. required for the assignments and transfer by operation of law of the Purchase Agreement dated September 28, 2001 between Color Spot Nurseries, Inc. and Sun Gro Horticulture, Inc.

3. Waiver of Section 17 of the Supply Contract dated December 10, 1999 between Powell Plant Farms, Inc. and Sun Gro Horticulture, Inc. required for the assignments and transfer by operation of the Supply Contract.

4. Consent required for the assignment of the Trademark License Agreement dated January 1, 2001 between Odin Enterprises II LLC and Sun Gro Horticulture, Inc.

5. Waiver of Section 13 of Master Software License Agreement No. 2000-4171 dated December 30, 1999 between Infinium Software, Inc. and Sun Gro Horticulture, Inc. required for the assignment and transfer by operation of law of that Master Software License Agreement.

6. Written consent required for Assignment of Repayable Contribution Agreement dated July 24, 1998 among Atlantic Canada Opportunities Agency, Sun Gro Horticulture, Inc. and Sun Gro Horticulture Canada Ltd.

7. Revised permit required for Illinois Environmental Protection Agency Lifetime Operating Permit ILR 001447.

8.       Consent required for transfer of Arkansas Minor Source Air Permit
         #1109-AR-3.

9.       Consent required for transfer of Water Discharge Permit TRX 05 (Texas).

10. Notice of assignment of Manufacturer's Representative Agreement to Tierra Associates LLC regarding assignment of Manufacturer's Representative Agreement between Tierra Associates LLC and Sun Gro Horticulture, Inc. dated November 1, 1999.

                                 SCHEDULE 4.1.4

                                NON-CONTRAVENTION


1. Assignment and transfer by operation of law of Master License Software Agreement No. 2000-4141 is prohibited by the terms of the agreement; therefore, a waiver of the prohibition is required. See Schedule 4.1.3
         - paragraph 5.

2. Assignment and transfer by operation of law of the Supply Agreement with Powell Farms, Inc. is expressly prohibited by the terms of the agreement; therefore, a waiver of the prohibition is required. See
         Schedule 4.1.3 - paragraph 3.

3. Illinois Storm Water Permit ILR 001447 requires 30 days advance notice of assignment. Less than 30 days notice was provided.

4. Arkansas Minor Source Air Permit #1109-AR-3 requires 30 days advance notice of assignment. Less than 30 days notice was provided and as a result we do not expect to have this consent in time for closing.

                                 SCHEDULE 4.1.5

                                 CAPITALIZATION


4.1.5 (b)(i)      VOTING SECURITIES OF THE COMPANY AND ITS SUBSIDIARIES

         (A)      PRIOR TO REORGANIZATION

                  Prior to the Reorganization, the Company is a corporation under the Canada Business Corporations Act ("CBCA") has an unlimited number of common shares authorized, 200 of which are issued and outstanding and held by Vendor. 66 of the issued and outstanding shares have liens against them in favour of Deutsche Bank Canada which liens shall be released at Closing.

                  Sunshine Peat Moss Ltd., a New Brunswick company, has 100 common shares authorized. Four common shares are issued and outstanding and held by the Company.

                  Sunshine Peat Moss Ltd., a Manitoba company, has 20,000 common shares authorized. Six common shares are issued and outstanding and held by the Company.

         (B)      AT CLOSING

                  At Closing the Company will be a Nova Scotia company having 100,000,000 common shares (without nominal or par value) authorized, of which one common share will be issued and outstanding and held by the Fund.

                  Sunshine Peat Moss Ltd., a New Brunswick company, will have 100 common shares authorized, 4 of which will be issued and outstanding and held by the Company.

                  Sunshine Peat Moss Ltd., a Manitoba company, will have 20,000 common shares authorized, 6 of which will be issued and outstanding and held by the Company.

                  Sun Gro Horticulture CM Ltd., a CBCA corporation, will have an unlimited number of common shares authorized, of which 100 will be issued and outstanding and held by the Company.

                  Sun Gro Holdings Inc., a Delaware corporation, will have 5,000 common shares authorized ($0.0001 par value per share), of which 1,000 shares will be issued and outstanding and held by the Company.

                  Sun Gro Horticulture Processing Inc. and Sun Gro Horticulture Distribution Inc., each a Delaware corporation, will each have 5,000 common shares authorized ($0.0001 par value per share), of which 1,000 shares will be issued and outstanding and held by Sun Gro Holdings Inc..

4.1.5 (b)(ii)     CONVERTIBLE OR EXCHANGEABLE SECURITIES

                  None.

4.1.5 (b)(iii)    OPTIONS OR OTHER RIGHTS TO ACQUIRE SECURITIES

                  None.

4.1.5 (c)         SHARE OR OTHER EQUITY INVESTMENTS IN OTHER ENTITIES

          (A)     PRIOR TO REORGANIZATION

                  None.

          (B)     AT CLOSING

                  At Closing the Company will own 995,000 shares of Neo Informatics Inc. Neo Informatics, Inc. is currently dormant.

                                 SCHEDULE 4.1.8

                           ABSENCE OF CERTAIN CHANGES


4.1.8(a)          ISSUANCE OF SHARES OR OTHER SECURITIES

         (A)      PRIOR TO REORGANIZATION

                  None.

         (B)      AT CLOSING

                  None.

4.1.8(b)          CREATION OF LIENS ON MATERIAL ASSETS AND ADVANCES IN EXCESS
                  OF US$250,000

         (A)      PRIOR TO REORGANIZATION

                  None.

         (B)      AT CLOSING

                  None.

4.1.8(c)          PERSONAL PROPERTY OR PERSONAL INJURY LOSS, ETC.

         (A)      PRIOR TO REORGANIZATION

                  None.

         (B)      AT CLOSING

                  None.

4.1.8(d)          INCREASE IN COMPENSATION

         (A)      PRIOR TO REORGANIZATION

                  None.

         (B)      AT CLOSING

                  None.

4.1.8(e)          LABOUR UNION ACTIVITIES, ETC.

         (A)      PRIOR TO REORGANIZATION

                  None.

         (B)      AT CLOSING

                  None.

4.1.8(f)          SALES, LEASE OR TRANSFER OF MATERIAL ASSETS OR RIGHTS

         (A)      PRIOR TO REORGANIZATION

                  None.

         (B)      AT CLOSING

                  None.

4.1.8(g)          DISCHARGE OF INDEBTEDNESS OR OTHER LIABILITIES

         (A)      PRIOR TO REORGANIZATION

                  None.

         (B)      AT CLOSING

                  None.

4.1.8(h)          CHANGES IN ACCOUNTING PRACTICES

                  None.

4.1.8(i) CAPITAL EXPENDITURES IN EXCESS OF US$250,000 EXCEPT ORDINARY COURSE AND SEBA BEACH EXPENDITURES

         (A)      PRIOR TO REORGANIZATION

                  None.

         (B)      AT CLOSING

                  None.

         4.1.8(j) CHANGES IN WORKING CAPITAL PRACTICES

                  None.

4.1.8(k)          AGREEMENTS OR COMMITMENTS TO MAKE CERTAIN CHANGES

         (A)      PRIOR TO REORGANIZATION

                  None.

         (B)      AT CLOSING

                  None.

                               SCHEDULE 4.1.10(a)

                               FREEHOLD PROPERTIES


4.1.10(a)         OWNED FACILITIES

         (A)      PRIOR TO REORGANIZATION

                  1. Lameque Plant, New Brunswick - 4492 Route 113, Lameque, New Brunswick,

                  2. Maisonnette Plant, New Brunswick - 124 chemin de la Tourbe, Maisonnette, New Brunswick

                  3. Niagara Depot, Ontario - 657 York Road, Niagara-on-the-Lake, Ontario, Canada

                  4. Montreal Depot, Quebec - 668 Montee Monette, St.-Mathieu, Quebec

                  5. Vilna Plant, Alberta - 6 miles north of Highway 28 on Highway 36, Alberta

                  6. 160 acres in Ontario - Former Beatty Bog, Parts of Lots 1 and 2, Concession 1, Township of Beatty, District of Cochrane

                  7. Plant site, Iroquois Falls, Ontario - Highway 11, Adjacent to Airport, Iroquois Falls, Ontario

                  8. Wandering River Bog, 160 acres -1/2mile East of Highway 63, Wandering River, Alberta

         (B)      AT CLOSING

                  In addition to the Owned Facilities listed above, the Company will also have the following Owned Facilities is at Closing.

                  1.       Quincy Plant - 1160 Chicago Road, Quincy, MI

                  2.       Terrell Plant - 9752 C.R. 310, Terrell, TX

                  3.       Hubbard Parcel One - 19287 Highway 99E, Hubbard, OR

                  4.       Hubbard Parcel Two - 19387 Highway 99E, Hubbard, OR

                  5.       Fillmore Plant - 1120 W. Industrial Way, Fillmore, UT

                  6. Harbor Industrial District - 4418 Emmett Sanders Road, Pine Bluff, AR

                  7.       Seneca Industrial Park - 444 Shipyard Road, Seneca,
                           IL

                  8. Elizabeth City Plant (NC) - 841 Pro Gro Dr., Elizabeth City, NC

                  9. McCormick Plant (SC), Highway 378 West Pro Gro Drive, McCormick, SC

4.1.10(a)(i)      CLAIMS AGAINST OWNED FACILITIES

         (A)      PRIOR TO REORGANIZATION

                  None.

         (B)      AT CLOSING

                  None.

4.1.10(a)(iii)    NOTICES OF UNCURED VIOLATIONS REGARDING OWNED FACILITIES

         (A)      PRIOR TO REORGANIZATION

                  None.

         (B)      AT CLOSING

                  None.

                               SCHEDULE 4.1.10(b)

                                LEASED PROPERTIES


(A)      PRIOR TO REORGANIZATION

         ALBERTA
         -------

         1. Memorandum of Lease Agreement dated February 1, 1994 between Sun Gro Horticulture Canada Ltd. ("Sun Gro Canada") John Machuk in respect of Meridian 5 Range 6 Township 51, Section 29, Quarter North West, Excepting Thereout All Mines And Minerals And The Right To Work The Same.

         2. Memorandum of Lease Agreement dated February 1, 1994 among Sun Gro Canada and Evelyn Mary Holenko as to an undivided 1/2 interest, Anna Shumborski as to an 1/4 undivided interest and Mary Glassman as to an 1/4 undivided interest in respect Meridian 5 Range 6 Township 51, Section 29, Quarter North East, Excepting Thereout All Mines And Minerals And The Right to Work the Same.

         3. Assumption of Lease and Right of Way Agreement dated November, 1993 among Tracy James Wirstiuk and Marjorie Boutin and Sun Gro Horticulture Canada Ltd. Right of Way Agreement dated January 31, 1992 between Wilfred Schadeck and Fisons Horticulture Inc. and Memorandum of Lease Agreement dated August 8, 1985 between Langley Peat North, a Division of Fisons Western Corporation and Sun Gro Canada in respect of THE EAST HALF OF SECTION NINE (9) TOWNSHIP FIFTY ONE (51) RANGE SIX (6) WEST OF THE FIFTH MERIDIAN CONTAINING 130 HECTARES (322) ACRES MORE OR LESS EXCEPTING THEREOUT: 0.417 HECTARES (1.03 ACRES) OUT OF THE SOUTH EAST QUARTER, FOR ROAD AS SHOWN ON ROAD PLAN 802 2070 EXCEPTING THEREOUT ALL MINES AND MINERALS AND THE RIGHT TO WORK THE SAME. (All of the foregoing is subject to an Assignment and Amendment Agreement among Tracy Wirstiuk and Marjorie Wirstiuk and Red Oak Industries dated December 1999).

         4. Amendment of Lease Agreement dated March 17, 1993 between Fisons Western Corporation and Eleanor Ann Wirch and Memorandum of Lease Agreement dated April 22, 1986 among Fisons Western Corporation and Philip Edward Wirch and Eleanor Ann Wirch in respect of THE NORTH WEST QUARTER OF SECTION FOUR
                  (4) TOWNSHIP FIFTY ONE (51) RANGE SIX (6) WEST OF THE FIFTH MERIDIAN CONTAINING ONE HUNDRED AND SIXTY ONE (161) ACRES, MORE OR LESS. RESERVING UNTO HER MAJESTY ALL MINES AND MINERALS.

         5. Notice of Change of Lessor dated October 15, 1999 indicating assignment of the lease to 563128 Alberta Ltd., Lease Amendment Agreement dated June 6th 1990 among Fisons

                  Horticulture Inc. and Robert R. Zimmerman and Irene I. Zimmerman and Memorandum of Lease Agreement dated March 18, 1986 among Fisons Western Corporation and Robert R. Zimmerman and Irene I. Zimmerman in respect of THE NORTH EAST QUARTER OF SECTION FOUR (4) TOWNSHIP FIFTY ONE (51) RANGE SIX (6) WEST OF THE FIFTH MERIDIAN, CONTAINING 65.2 HECTARES 9161 ACRES) MORE OR LESS.

                                                                    (ACRES) MORE
                      EXCEPTING THEREOUT:               HECTARES       OR LESS
                      -------------------               --------       -------
                      A)  PLAN 8022070 - ROAD             0.417            1.03
                      B)  PLAN 9020922 - DESCRIPTIVE      3.93             9.71

                      EXCEPTING THEREOUT ALL MINES AND MINERALS AND THE RIGHT TO WORK THE SAME AND WITHOUT RESTRICTING THE GENERALITY OF THE FOREGOING, ALL RIGHTS OF THE LESSEE HEREUNDER SHALL APPLY IN PARTICULAR TO THOSE PORTIONS OF THE LANDS AS OUTLINED IN RED BELOW: (approx. 55acres.).

         6. Amendment of Lease Agreement dated March 30, 1994 among Sun Gro Canada and William Malka and Angeline Rita Malka, Amendment of Lease Agreement dated January 25, 1993 among Sun Gro Canada and William Malka and Angeline Rita Malka and Memorandum of Lease Agreement dated August 19, 1985 among Langley Peat North, a Division of Fisons Western Corporation, and William Malka and Angeline Rita Malka in respect of
                  FIRSTLY: THE SOUTH EAST QUARTER OF SECTION SIXTEEN (16) TOWNSHIP FIFTY ONE (51) RANGE SIX (6) WEST OF THE FIFTH MERIDIAN CONTAINING ONE HUNDRED AND SIXTY ONE (161) ACRES, MORE OR LESS. EXCEPTING THEREOUT: TWO AND ONE HUNDREDTHS (2.01) ACRES, MORE OR LESS, FOR ROAD AS SHOWN ON ROAD PLAN 1122 M.C. EXCEPTING THEREOUT ALL MINES AND MINERALS, AND THE RIGHT TO WORK THE SAME, AS SET FORTH IN NOTIFICATION 16688.
                  SECONDLY: NORTH WEST QUARTER OF SECTION NINE(9) TOWNSHIP FIFTY ONE (51) RANGE SIX (6) WEST OF THE FIFTH MERIDIAN BOUGHT FROM ALBERTA GOVERNMENT UNDER FARM DEVELOPMENT SALE NO. FDS 001036.

         7. Assignment of Lease dated June 28, 1999 among Ronald Francis Lawrence and Anne Lawrence and Urbain Fortin and Noreen Fortin and Memorandum of Lease Agreement dated February 10, 1993 among Fisons Horticulture Inc. and Ronald Francis Lawrence and Anne Lawrence in respect of Meridian 5 Range 6 Township 51
                  Section 16 Quarter South West Containing 65.2 Hectares (161 Acres) More or Less Excepting Thereout: 2.01 Acres More or Less As Shown on Road plan 1122MC Excepting Thereout All Mines And Minerals.

         8. Memorandum of Lease Amendment Agreement dated February 21, 1996 between Sun Gro Canada and Ruby Brooks and Memorandum of Lease Agreement dated February 10, 1993 between Fisons Horticulture Inc. and Ruby Brooks in respect of THE SOUTH EAST

                  QUARTER OF SECTION 13 TOWNSHIP 51 RANGE 7 WEST OF THE FIFTH MERIDIAN Containing 64.7 Hectares (160 Acres) More or Less Excepting Thereout All Mines and Minerals And The Right to Work The Same.

         9. Memorandum of Lease Agreement dated February 23, 1999 between Sun Gro Canada and John F. Corcoran in respect of Meridian 4 Range 16, Township 72, Section 30, Quarter South East, Excepting Thereout All Mines And Minerals and Right to Work the Same.

         10. Agreement between Kenneth Stanley Thiessen and Katherine Alexina Thiessen and Fisons Horticulture Inc. in respect of THE NORTH WEST QUARTER OF SECTION EIGHTEEN (18) TOWNSHIP FIFTY-ONE (51) RANGE SIX (6) WEST OF THE FIFTH MERIDIAN CONTAINING ONE HUNDRED AND SIXTY-ONE (161) ACRES MORE OR LESS EXCEPTING THEREOUT ALL MINES AND MINERALS AND THE RIGHT TO WORK THE SAME AND THE SOUTH EAST QUARTER OF SECTION NINETEEN
                  (19) TOWNSHIP FIFTY-ONE (51) RANGE SIX (6) WEST OF THE FIFTH MEREDIAN CONTAINING ONE HUNDRED AND SIXTY-ONE (161) ACRES MORE OR LESS EXCEPTING THEREOUT ALL MINES AND MINERALS AND THE RIGHT TO WORK THE SAME.

         11. Seba Beach, Alberta - Surface Materials Lease 780114 - Twp 51-6-W5, NW 1/4 LS 7, 10, 15 Section 31, S 1/2 32; Twp
                  52-6-W5, SW 1/4 , NW 1/4 , SL 10, 15 Section 5, SE 1/4 , LS 3,
                  4, 6, 9, 10, 16 Section 7 W 1/2 , LS 1, 2, 7, 10, 15 Section
                  6, SW 1/4, LS 2,7 W 1/2 , LS 1, 2, 7, 10, 15 Section 6, SW
                  1/4, LS 2, 7 Section 8, NW8

         12. Seba Beach Plant, Alberta - Miscellaneous Lease 860120 - TWP 52-6-W5, NE Section 7

         13. Evansburg, Alberta - Surface Materials Lease 830058 - Twp 53-8-W5, Twp 54-8-W5

         14. Tomahawk, Alberta - Surface Materials Lease 840089 - Twp 51-6-W5, N1/2 & SE8, SW9, SW17, S1/2 18 Twp 51-7-W5, SE24

         15. Wandering River, Alberta - Surface Materials Lease 940055 - See Attachment A for description. Acres reduced from 3408 to 2173 in yr 2000

         16.      Lobstick, Alberta - Surface Materials Lease 950013 -
                  5-08-054-17

         17. Lobstick, Alberta - Licence of Occupation 960215 - Drainage ditch. LSD 10 & 11 of Sec. 17

         18. Wandering River, Alberta - Surface Materials Lease 960005 - See Attachment A

         19. Vilna, Alberta - Surface Materials Lease 870050 4-14-060, NE 22, NW 23, W1/2 26, E1/2 27, SW 34, Sec. 35

         20. Vilna, Alberta - Licence of Occupation 951528 - Outlet ditch, NW 36-36-14-W4

         21. Mallaig, Alberta - Surface Materials Lease 870096 - Under restoration - agricultural use

         22.      Mallaig, Alberta - Miscellaneous Lease 910117 Land Use Permit
                  - Storage Site (IRQ1260), NE 32, SW33

         23. Mallaig, Alberta - Licence of Occupation 910452 - Access Road. SE 32, NW 32, NE 32

         24. Mallaig, Alberta - Licence of Occupation 910453 - Airstrip and access. SW 33

         25. Corrigall Lake, Alberta - Surface Materials Lease 940011 - 4-18-072, Sec 22-01

         26.      Corrigall Lake, Alberta - Licence of Occupation 950908 -
                  Access Road

         27. Corrigall Lake, Alberta - Miscellaneous Lease 950051 - Land Use Permit. 4-17-072-19-SW

         28.      Edmonton Office, 13810 - 170th Street, Edmonton, Alberta, T5V
                  1T2

         NEW BRUNSWICK
         -------------

         1.       Lameque, New Brunswick - Peat Lease No. 10 -       Peat Lease

         2. Rosaireville Lake, New Brunswick - Peat Lease Option No. 4 - Option to Lease

         3. Rosaireville Lake, New Brunswick - Peat Lease Option No. 5 - Option to Lease

         4. Rosaireville Lake, New Brunswick - Peat Lease Option No. 6 - Option to Lease

         5. Shippigan, New Brunswick - Miscellaneous Lease - Restoration site

         6.       Maisonnette, New Brunswick - Peat Lease No. 12 - Peat Lease

         MANITOBA
         --------

         1. Lease Agreement dated January 1, 2000 between Canpar Holdings Ltd. and Sun Gro Horticulture Canada Ltd. in respect of Township 11, Range 9, E1M, S/2 & NW/4 Section 26, as described in Certificate of Title No. 1014653

         2.       Elma, Manitoba - Quarry Lease 0113 - SE Elma Plant 30-09-12E

         3.       Elma, Manitoba - Quarry Lease 0114 - 19-09-12E

         4. Elma, Manitoba - Quarry Lease 0115 - W1/4& SE1/4(NW) 36-09-11E; W1/4& SE1/4(SE) 36-09-11E; W1/4& SE1/4(SW)
                  36-09-11E

         5. Elma, Manitoba - Quarry Lease 0116 - E1/2(NE) 26-09-11E; E1/2(SE) 26-09-11E

         6.       Elma, Manitoba - Quarry Lease 0118 - 24-09-11E

         7.       Elma, Manitoba - Quarry Lease 0119 - 25-09-11E

         8.       Evergreen, Manitoba - Quarry Lease 0125 - LS 9, 10 09-13-10E

         9.       Evergreen, Manitoba - Quarry Lease 0252 - LS 8, 9, 16
                  08-13-10E

         10.      Evergreen, Manitoba - Quarry Lease 1529 - LS 8 of 23-11-9 EPM

         11. Julius, Manitoba - Quarry Lease 0060 - LS 15(NE), 29-12-10E; LS 13, 14(NW), 29-12-10E; LS15, 16(NE), 30-12-10E; LS11(NW),
                  31-12-10E; LS1, 2, 7, 8(SE), 31-12-10E; LS3, 6(SW), 31-12-10E

         12.      Julius Lake West, Manitoba - Quarry Lease 0616 - W1/2LS 13
                  28-11-09E

         13. Julius Lake West, Manitoba - Quarry Lease 0646 - LS 14, 15, 16 & N1/2LS 9, 10, 11 29-11-09E

         14. Julius Lake South, Manitoba - Quarry Lease 1448 - W1/2LS 12 & 13 16-13-10 EPM. LS 6, 7, 9, 10, 11, 15, 16 & E1/2LS 5 of
                  17-13-10 EPM

         15.      Julius Lake South, Manitoba - Quarry Lease 1040 - LS 1, 7
                  23-11-09E

         16.      Julius Lake South, Manitoba - Quarry Lease 1041 - E1/2LS 12
                  23-11-09E

         17. Julius Lake South, Manitoba - Quarry Lease 1042 - LS 11/12 & W1/2LS 10 24-11-09E

         18.      Julius Lake South, Manitoba - Quarry Lease 1043 - LS 9, 10
                  26-11-09E

         19. Haypoint, Manitoba - Quarry Lease 0475 - E1/218-25-05E; NW1/4& LS 10, 15, 16, 17-25-05E

         20. Haypoint, Manitoba - Quarry Lease 0476 - LS 1, 2, 8 19-25-05E; SW1/4& LS 2, 7, 8 20-25-05E

         21.      Haypoint, Manitoba - Quarry Lease 0477 - NW1/4& LS 10, 15
                  20-25-05E

         22.      Schreyer, Manitoba - Quarry Lease 0484 - LS 1, 2 32-11-09E

         23.      Schreyer, Manitoba - Quarry Lease 0485 - LS 10, 11, 14, 15
                  23-11-09E

         24.      Schreyer, Manitoba - Quarry Lease 0590 - E1/2of E1/2LS 13
                  23-11-09E

         25.      Schreyer, Manitoba - Quarry Lease 0591 - LS 8, 9, 16 23-11-09E

         26. Schreyer, Manitoba - Quarry Lease 0592 - LS 5, 6, & N1/2LS 7 24-11-09E

         27.      Schreyer, Manitoba - Quarry Lease 0593 - LS 4 23-11-09E

         28. Moss Spur, Manitoba - Quarry Lease 0066 - LS 9, 10 (NE), 10-12-10E; LS 11 (NW) 10-12-10E; LS 1, 2, 7, 8 (SE) 10-12-10E;
                  LS 3, 6 (SW) 10-12-10E; LS 11, 12 (NW) 11-12-10E; LS 3, 4, 5,
                  6 (SW) 11-12-10E

         29.      Moss Spur, Manitoba - Quarry Lease 0067 - LS 11, 12, 13, 14
                  (NW) 02-12-10E; LS 15, 16 (NE) 02-12-10E; LS 9, 10, 15, 16
                  (NE) 03-12-10E; LS 11, 14 (NW) 03-12-10E; LS 1, 2 (SE)
                  11-12-10E

         30. Moss Spur, Manitoba - Quarry Lease 0068 - LS 3, 4, 5, 6 (SW) 02-12-10E; LS 1, 2, 7, 8 (SE) 03-12-10E; LS 6 (SW) 03-12-10E

         30. Moss Spur, Manitoba - Quarry Lease 0665 - SE1/4& NW1/404-12-10E; LS 6, 9, 10, 15 04-12-10E

         31. Moss Spur, Manitoba - Quarry Lease 1472 - W1/2& E1/2of NE1/26-12-10 EPM

         32. Moss Spur, Manitoba - Quarry Lease 1528 - LS 13 of 24 & LS 4 of 25-11-9 EPM. Various govt. roads

         33. Moss Spur, Manitoba - Quarry Lease 1107 - See description on Attachment B

         34. Hecla Island, Manitoba - Quarry Lease 1108 - See description on Attachment B

         35. Grindstone, Manitoba - Quarry Lease 1109 - See description on Attachment B

         36. Moose Lake, Manitoba - Quarry Lease 1110 - See description on Attachment B 37. Dave's Lake, Manitoba - Quarry Lease 1137 - See description on Attachment B

         38. Ramsey Point, Manitoba - Quarry Lease1138 - See description on Attachment B

         39. Birch Lake, Manitoba - Quarry Lease 1139 - See description on Attachment B

         40. Sugar Creek, Manitoba - Quarry Lease1140 - See description on Attachment B

         41. Sugar Creek, Manitoba - Quarry Lease 1141 - See description on Attachment B

         42. Sugar Creek, Manitoba - Quarry Lease 1142 - See description on Attachment B

         43. Sugar Creek, Manitoba - Quarry Lease 1143 - See description on Attachment B

         44. Sugar Creek, Manitoba - Quarry Lease 1144 - See description on Attachment B

         45. Sugar Creek, Manitoba - Quarry Lease 1145 - See description on Attachment B

         46. Sugar Creek, Manitoba - Quarry Lease 1146 - See description on Attachment B

         47. Sugar Creek, Manitoba - Quarry Lease 1147 - See description on Attachment B

         48. Sugar Creek, Manitoba - Quarry Lease 1148 - See description on Attachment B

         49. Sugar Creek, Manitoba - Quarry Lease 1149 - See description on Attachment B

         50. Sugar Creek, Manitoba - Quarry Lease 1150 - See description on Attachment B

         51. Sugar Creek, Manitoba - Quarry Lease 1151 - See description on Attachment B

         52. Sugar Creek, Manitoba - Quarry Lease 1152 - See description on Attachment B

         53. Sugar Creek, Manitoba - Quarry Lease 1154 - See description on Attachment B

         54. Sugar Creek, Manitoba - Quarry Lease 1155 - See description on Attachment B

         55. Sugar Creek, Manitoba - Quarry Lease 1156 - See description on Attachment B

         56. Sugar Creek, Manitoba - Quarry Lease 1157 - See description on Attachment B

         57. Sugar Creek, Manitoba - Quarry Lease 1158 - See description on Attachment B

         58. Sugar Creek, Manitoba - Quarry Lease 1196 - See description on Attachment B

         59. Sugar Creek, Manitoba - Quarry Lease 1197 - See description on Attachment B

         60. Sugar Creek, Manitoba - Quarry Lease 1198 - See description on Attachment B

         61. Sugar Creek, Manitoba - Quarry Lease 1199 - See description on Attachment B

         62. Whiteshell, Manitoba - Quarry Lease 1360 - N1/2& N1/2of S1/2LS 10, 11, N1/2& E1/2of S1/2LS 13 and LS 14 & 15 of 20-005-16 EPM

         63. Caribou Cluster, Manitoba - Quarry Lease 1362 - LS 1, N1/2of E1/2LS 2 of 20-5-16-EPM

         64. Caribou Cluster, Manitoba - Quarry Lease 1363 - W1/2LS 11, LS 12 & 13 and W1/2LS 14 of 21-5-16 EPM

         65. Caribou Cluster, Manitoba - Quarry Lease 1365 - S1/2LS 2, 3 and 4 of 21-5-16 EPM

         66. Caribou Cluster, Manitoba - Quarry Lease 1366 - N1/2& N1/2of S1/2LS 9 and LS 16 of 20-5-16 EPM

         67. Caribou Cluster, Manitoba (Elma Plant) - Quarry Surface Lease 1 - N1/2of E1/2, S1/2LS 7 of 30-9-12

         68. Caribou Cluster, Manitoba (North Julius Plant) - Lease - 32 - N1/2of LS 12, 12-13-10 EPM; SW1/4of LS 13, 2-12-10 EPM;
                  NE1/4of LS 8, 4-13-10 EPM a--40 acres, not included in bog total

         QUEBEC
         ------

         1. Montreal - East Region Office, 2430 Industrial Boulevard, Laval, Quebec, H7S 267

         BRITISH COLUMBIA
         ----------------

         1. Surrey Depot - Multi-tenant lease among Rycol Development Partnership, Sun Gro Horticulture Canada Ltd. and Sun Gro Horticulture Inc. dated August 1, 1995 in respect of a portion of Parcel "G" (Explanatory Plan 9963) of Parcel "E" (Plan with fee deposited 21160E), District Lot 387A, Group 2 EXCEPT
                  FIRSTLY: Parcel "F" (Reference Plan 12278); SECONDLY: Parcel "OWE" (Bylaw Plan 49583), N.W.D. and Parcel "F" (Reference Plan 12278) of Parcel "E" (Plan with fee deposited 21160E, District Plan 387A, Group 2, N.W.D.)

         ONTARIO
         -------

         1. Land Use Permit No. LUP1529, Zone 17, E 3465, N 54215, Southwest of Bingle Lake, Area 253.00

(B)      AT CLOSING

         In addition to the Leased Properties listed above, the Company will have the following Leased Properties at Closing:

         1.       841 Pro Gro Drive, Elizabeth City, North Carolina

         2.       383 Williamstowne, Suite A, Delafield, Wisconsin

         3.       15831 NE 8th Street, Bellevue, Washington

         4. Suite 1600, Floor 16, Seattle Tower Building, 1218 3rd Avenue, Seattle, Washington (these premises have been sublet to a third party)

                               SCHEDULE 4.1.10(c)

                               OCCUPIED FACILITIES



1.       Seba Beach, Alberta, 52130 R.R. 65, P.O. Box 189, Seba Beach, Alberta,
         T0E 1B0

         All that portion of the following land required for a miscellaneous lease as shown outlined in black, upon the final plot dated September 28, 1987 on file no. MLL86120 in the Department of Forestry, Lands and Wildlife at Edmonton, containing 9.032 ha (22.32 ac) more or less.

2.       Elma Plant, P.O. Box 100, Elma, Manitoba, ROE 0Z0

         Section 30-9-12 EPM, 105 KM East of Winnipeg, Manitoba, Canada, 12 KM South of the Hamlet, Elma, Manitoba

3.       Julius, Manitoba, P.O. Box, Elma, Manitoba, R0E 0Z0

         SW Portion of 32-12-10 EDM, approximately 100 KM Northeast of Winnipeg, Manitoba

                               SCHEDULE 4.1.10(d)

                                    SUBLEASES


(A)      PRIOR TO REORGANIZATION

         None

(B)      AT CLOSING

         1. Sub-Sublease dated for reference purposes as of March 19, 2001 by and between Company and Carollo Engineers in connection with Sublease Agreement made and entered into as of December 15, 1999 by and between APCO Associates, Inc. and Company, as sublessee, under that certain Office Building Lease made as of November 20, 1998, as amended, by and between Seattle Landmark Joint Venture and APCO Associates, Inc. for Suite 1600 in the Seattle Tower Building located at 1218 Third Avenue, Seattle, Washington.

         2. Sublease Agreement dated October 12, 2001 between Sun Gro Horticulture, Inc. and Cordant, Inc. subletting 980 rentable square feet on the 1st floor of the West Building located in the building known as The Crossroads Office Park, 15831 N.E. 8th Street, Bellevue, WA 98008 in connection with Lease Agreement dated November 21, 1997, as amended by Amendment Number One dated August 23, 1999 between Parkwood Limited Partnership and Sun Gro Horticulture, Inc.

                               SCHEDULE 4.1.10(e)

                            LEASED PERSONAL PROPERTY


None.


                               SCHEDULE 4.1.10(f)

                        LIENS ON LEASED PERSONAL PROPERTY


(A)       PRIOR TO REORGANIZATION

          ------------------------ ------------------------------------ ----------------------- ---------------------
                                                                         EXPIRY DATE (except
                                                                           where otherwise
               JURISDICTION                   SECURED PARTY                   indicated)             FILING NO.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          ONTARIO                  MTC LEASING INC.                           2/14/2001         200102141623
                                                                            (FILING DATE)       13981862
          ------------------------ ------------------------------------ ----------------------- ---------------------
          ONTARIO                  BML LEASING LIMITED                        6/22/1998         199806221820
                                                                            (FILING DATE)       15319756
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Quebec                   The R-M Trust Company                       11/28/95         95-0140895-0001
                                                                            (FILING DATE)
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Quebec                   Associates Leasing                         11/23/03         00-035874760-0001
                                  (Canada) Ltd.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          BRITISH COLUMBIA         CIT Financial Ltd.                          30/11/04         8587920
          ------------------------ ------------------------------------ ----------------------- ---------------------
          BRITISH COLUMBIA         CIT Financial Ltd.                          25/02/04         8121742
          ------------------------ ------------------------------------ ----------------------- ---------------------
          BRITISH COLUMBIA         BML Leasing Limited                         22/06/03         7722039
          ------------------------ ------------------------------------ ----------------------- ---------------------
          NEW BRUNSWICK            Ford Credit Canada Leasing Company          9/27/04          7548362
          ------------------------ ------------------------------------ ----------------------- ---------------------
          NEW BRUNSWICK            Associates Capital Limited                  3/16/06          6855753
          ------------------------ ------------------------------------ ----------------------- ---------------------
          NEW BRUNSWICK            Associates Leasing (Canada) Ltd.            12/9/04          5433248
          ------------------------ ------------------------------------ ----------------------- ---------------------
          NEW BRUNSWICK            Newcourt Financial Ltd.                     8/18/04          5058901
          ------------------------ ------------------------------------ ----------------------- ---------------------
          New Brunswick            BML Leasing Limited                         7/23/03          3776738
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Brandt Tractor Ltd.                         14/01/03         200200967100
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Brandt Tractor Ltd.                         14/01/03         200200966405
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Citicorp Vendor Finance Ltd.                 6/6/04          200121323205
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 John Deere Limited                          7/11/05          200123967703
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Caterpillar Financial Services Ltd.         6/29/02          990629107410
          ------------------------ ------------------------------------ ----------------------- ---------------------


                                      -21-



          ------------------------ ------------------------------------ ----------------------- ---------------------
                                                                         EXPIRY DATE (except
                                                                           where otherwise
               JURISDICTION                   SECURED PARTY                   indicated)             FILING NO.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Caterpillar Financial Services Ltd.         6/21/02          990621111965
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Caterpillar Financial Services Ltd.         6/18/02          990618105423
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 GE Capital Vehicle and Equipment            07/11/06         200132734207
                                   Leasing Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Copelco Capital Ltd.                        7/28/03          000728108819
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Associates Leasing (Canada) Ltd.             1/7/03          000107110275
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 John Deere Ltd.                             8/10/02          990810102454
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 John Deere Ltd.                             5/10/02          990510108167
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 John Deere Ltd.                             5/10/02          990510108221
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 John Deere Ltd.                             5/10/02          990510108230
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 John Deere Ltd.                             5/10/02          990510108248
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 John Deere Ltd.                             5/10/02          990510108256
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 John Deere Ltd.                             5/10/02          990510108264
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 John Deere Ltd.                             5/10/02          990510108540
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 John Deere Credit Inc.                      10/17/05         200131139100
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 John Deere Limited                          7/11/05          200123969005
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 John Deere Limited                          7/11/05          200123968602
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 John Deere Limited                          7/11/05          200123968106
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 John Deere Limited                          7/11/05          200123961306
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 John Deere Limited                          7/11/05          200123960806
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 John Deere Limited                          7/11/05          200123960300
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Associates Capital Limited                  4/27/07          200118065408
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/12/03          000512110134
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/12/03          000512110142
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/4/03          000504110320
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------

                                      -22-



          ------------------------ ------------------------------------ ----------------------- ---------------------
                                                                         EXPIRY DATE (except
                                                                           where otherwise
               JURISDICTION                   SECURED PARTY                   indicated)             FILING NO.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/4/03          000504110338
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/4/03          000504110346
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/4/03          000504110397
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                            5/14/02          990514105294
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                            5/14/02          990514105308
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 GE Capital Canada Leasing Services           3/3/03          000303108882
                                   Inc. (Sun Gro Horticulture, Inc.
                                   additional debtor)
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                            10/17/04         200131090209
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                            7/12/04          200124046202
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118451901
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118451600
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118451405
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118451308
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118451200
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------

          Manitoba                 Case Credit Ltd.                             5/2/03          200118451103
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118450905
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118450808
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------

                                      -23-



          ------------------------ ------------------------------------ ----------------------- ---------------------
                                                                         EXPIRY DATE (except
                                                                           where otherwise
               JURISDICTION                   SECURED PARTY                   indicated)             FILING NO.
          ------------------------ ------------------------------------ ----------------------- ---------------------

          Manitoba                 Case Credit Ltd.                             5/2/03          200118450700
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118450603
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118450409
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118449605
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118449508
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118449400
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118449303
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118449206
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118449109
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118449001
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118448900
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118448803
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118448706
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118448609
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
                                   Case Credit Ltd.
          Manitoba                 Red River Equipment Inc.                     5/2/03          200118448501
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118448404
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118448307
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------


                                      -24-



          ------------------------ ------------------------------------ ----------------------- ---------------------
                                                                         EXPIRY DATE (except
                                                                           where otherwise
               JURISDICTION                   SECURED PARTY                   indicated)             FILING NO.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118448200
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118447602
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118447505
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118447300
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118447203
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118446908
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
            Manitoba               Case Credit Ltd.                             5/2/03          200118446800
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118446703
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118446606
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118446509
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118446401
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118446304
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118446207
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118446100
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118446002
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118445901
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118444603
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------


                                      -25-



          ------------------------ ------------------------------------ ----------------------- ---------------------
                                                                         EXPIRY DATE (except
                                                                           where otherwise
               JURISDICTION                   SECURED PARTY                   indicated)             FILING NO.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118443208
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118443100
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118443003
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118442902
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118442805
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118442600
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200118442503
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                             5/2/03          200117934607
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                            11/10/03         200005445107
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Manitoba                 Case Credit Ltd.                            10/11/03         20003086401
                                   Red River Equipment Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            20/04/03         00042031427
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            03/06/02         99060328855
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            21/05/02         99052126036
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            21/05/02         99052126754
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            14/05/02         99051430934
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            11/05/02         99051114884
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            11/05/02         99051116442
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------


                                      -26-



          ------------------------ ------------------------------------ ----------------------- ---------------------
                                                                         EXPIRY DATE (except
                                                                           where otherwise
               JURISDICTION                   SECURED PARTY                   indicated)             FILING NO.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            11/05/02         99051118356
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            19/04/02         99041923071
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            19/04/02         99041923691
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            19/04/02         99041924111
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            13/04/02         99041302698
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            13/04/02         99041302961
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            13/04/02         99041303365
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            13/04/02         99041312606
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            30/03/02         99033013774
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            30/03/02         99033008147
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            30/03/02         99033008592
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Case Credit Ltd.                            30/03/02         99033014251
                                   First Equipment Centre Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Finning International Inc.                   5/5/04          98050506314
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Finning International Inc.                   5/5/04          98050506793
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Finning International Inc.                   5/5/04          98050507064
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Finning International Inc.                   5/5/04          98050507437
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  BML Leasing Limited                         6/22/03          98062218163
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Finning International Inc.                  3/12/05          99031213426
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Finning International Inc.                  3/16/05          99031616875
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Finning International Inc.                  4/30/05          99043024431
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Finning International Inc.                  4/30/05          99043025263
          ------------------------ ------------------------------------ ----------------------- ---------------------


                                      -27-



          ------------------------ ------------------------------------ ----------------------- ---------------------
                                                                         EXPIRY DATE (except
                                                                           where otherwise
               JURISDICTION                   SECURED PARTY                   indicated)             FILING NO.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Finning International Inc.                   5/7/05          99050726076
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Finning International Inc.                  1/15/07          01011523774
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  AT&T Capital Canada, Inc.                   7/10/03          97071026088
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Dana Commercial Credit, Canada,             8/26/02          97082627148
                                   Inc.
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Ikon Office Solutions Inc.                  3/28/03          98032801304
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Newcourt Financial Ltd.                      8/6/03          98080601432
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Newcourt Financial Ltd.                     2/15/05          99021506425
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Newcourt Financial Ltd.                     4/22/04          99042213167
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Copelco Capital Ltd.                         5/3/02          99050310780
                                                                            (Filing Date)
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  John Deere Limited                          1/19/05          01011917885
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Ikon Office Solutions, Inc.                 12/16/04         99121619110
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Finning International Inc.                  2/19/05          99021903564
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  Fountain Tire (St. Paul)                    3/27/02          01122725722
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  AIG Credit Corporation of Canada            1/07/04          02010703987
          ------------------------ ------------------------------------ ----------------------- ---------------------
          Alberta                  IKON Office Solutions, Inc.                 11/22/04         01112232184
          ------------------------ ------------------------------------ ----------------------- ---------------------


(B)       AT CLOSING

         In addition to those personal property liens listed above, the Company will have the following liens against its personal property at Closing:

          ---------------------------- ----------------------------------- -------------------- ---------------------
          JURISDICTION                 SECURED PARTY                       FILING DATE          FILING NO.
          ---------------------------- ----------------------------------- -------------------- ---------------------
          ARKANSAS                     TOYOTA MOTOR CREDIT CORPORATION          3/23/2000       1235224
          ---------------------------- ----------------------------------- -------------------- ---------------------
          ARKANSAS                     TOYOTA MOTOR CREDIT CORPORATION          8/16/2000       01259645
          ---------------------------- ----------------------------------- -------------------- ---------------------
          ARKANSAS                     JOHN DEERE CONSTRUCTION EQUIPMENT       11/14/2000       01273758
                                       CO., INC.
          ---------------------------- ----------------------------------- -------------------- ---------------------
          ARKANSAS                     DEERE CREDIT, INC.                       12/1/2000       1275988
          ---------------------------- ----------------------------------- -------------------- ---------------------


                                      -28-



          ---------------------------- ----------------------------------- -------------------- ---------------------
          JURISDICTION                 SECURED PARTY                       FILING DATE          FILING NO.
          ---------------------------- ----------------------------------- -------------------- ---------------------
          ARKANSAS                     DEERE CREDIT, INC.                       12/1/2000       1275989
          ---------------------------- ----------------------------------- -------------------- ---------------------
          ARKANSAS                     JOHN DEERE CONSTRUCTION EQUIPMENT        7/23/2001       01325200
                                       CO., INC.
          ---------------------------- ----------------------------------- -------------------- ---------------------
          ILLINOIS                     ASSOCIATES LEASING INC.                 04/25/2001       004375894
          ---------------------------- ----------------------------------- -------------------- ---------------------
          ILLINOIS                     CATEPILLAR FINANCIAL SERVICES            2/26/2002       004833473
                                       CORPORATION
          ---------------------------- ----------------------------------- -------------------- ---------------------
          MICHIGAN                     CATERPILLAR FINANCIAL SERVICES          12/15/1997       D315847
                                       CORPORATION
          ---------------------------- ----------------------------------- -------------------- ---------------------
          MICHIGAN                     SANWA BUSINESS CREDIT CORPORATION        1/2/1998        D322326
          ---------------------------- ----------------------------------- -------------------- ---------------------
          MICHIGAN                     CATERPILLAR FINANCIAL SERVICES           1/2/1998        D322599
                                       CORPORATION
          ---------------------------- ----------------------------------- -------------------- ---------------------
          MICHIGAN                     CITICORP DEL LEASE, INC.                 4/19/1999       D504426
          ---------------------------- ----------------------------------- -------------------- ---------------------
          OREGON                       TRANSAMERICA VENDOR FINANCIAL           10/19/1999       0000486934
                                       SRVCS CORP
          ---------------------------- ----------------------------------- -------------------- ---------------------
          OREGON                       CB TOYOTA LIFT; TOYOTA FINANCIAL         3/28/2000       0000506501
                                       SERVICES
          ---------------------------- ----------------------------------- -------------------- ---------------------
          OREGON                       CB TOYOTA LIFT; TOYOTA FINANCIAL         3/28/2000       0000506502
                                       SERVICES
          ---------------------------- ----------------------------------- -------------------- ---------------------
          OREGON                       CB TOYOTA LIFT; TOYOTA FINANCIAL         5/8/2000        0000511472
                                       SERVICES
          ---------------------------- ----------------------------------- -------------------- ---------------------
          OREGON                       TOYOTA MOTOR CREDIT CORP;                6/21/2000       0000516991
                                       FRONTIER EQUIPMENT CO
          ---------------------------- ----------------------------------- -------------------- ---------------------
          SOUTH CAROLINA               CATERPILLAR FINANCIAL SERVICES          10/17/2001       011017-154355A
                                       CORPORATION
          ---------------------------- ----------------------------------- -------------------- ---------------------
          TEXAS                        ERVIN LEASING COMPANY                   12/01/1997       9700243688
          ---------------------------- ----------------------------------- -------------------- ---------------------
          TEXAS                        NISSAN MOTOR ACCEPTANCE CORP            08/05/1998       9800159154
          ---------------------------- ----------------------------------- -------------------- ---------------------
          TEXAS                        CASE CREDIT CORPORATION                  1/20/2000       0000415098
          ---------------------------- ----------------------------------- -------------------- ---------------------
          TEXAS                        KOMATSU FINANCIAL LIMITED               08/24/2000       572073
                                       PARTNERSHIP
          ---------------------------- ----------------------------------- -------------------- ---------------------
          TEXAS                        CASE CREDIT CORPORATION                  1/20/2000       415098
          ---------------------------- ----------------------------------- -------------------- ---------------------
          UTAH                         TOYOTA MOTOR CREDIT CORP.                5/3/1999        99641195
          ---------------------------- ----------------------------------- -------------------- ---------------------
          UTAH                         THE MANIFEST GROUP                       2/26/2001       01-707527
          ---------------------------- ----------------------------------- -------------------- ---------------------
          UTAH                         THE MANIFEST GROUP                       4/2/2001        01-710909
          ---------------------------- ----------------------------------- -------------------- ---------------------
                                       COLUMBIA BANK; THE ARCHIVE GROUP,
          WASHINGTON                   INC.                                    11/19/1997       973230222
          ---------------------------- ----------------------------------- -------------------- ---------------------


                                      -29-



          ---------------------------- ----------------------------------- -------------------- ---------------------
          JURISDICTION                 SECURED PARTY                       FILING DATE          FILING NO.
          ---------------------------- ----------------------------------- -------------------- ---------------------
          WASHINGTON                   IBM CREDIT CORP                          6/24/1998       981750302
          ---------------------------- ----------------------------------- -------------------- ---------------------
          WASHINGTON                   IBM CREDIT CORP                          2/24/2000       20000550385
          ---------------------------- ----------------------------------- -------------------- ---------------------
          WASHINGTON                   CITICORP DEL LEASE, INC.                 4/19/1999       991090342
          ---------------------------- ----------------------------------- -------------------- ---------------------
          WASHINGTON                   EL CAMINO RESOURCES, LTD.                3/6/2000        20000660327
          ---------------------------- ----------------------------------- -------------------- ---------------------
          WASHINGTON                   THE MANIFEST GROUP; PINNACLE            11/17/2000       20003220420
                                       CAPITAL LLC
          ---------------------------- ----------------------------------- -------------------- ---------------------
          WASHINGTON                   THE MANIFEST GROUP                       3/7/2001        20010660256
          ---------------------------- ----------------------------------- -------------------- ---------------------
          WASHINGTON                   TRANSAMERICA VENDOR FINANCIAL            3/19/2001       0000486934
                                       SRVCS CORP
          ---------------------------- ----------------------------------- -------------------- ---------------------
          WASHINGTON                   [NOT VERIFIED]                          12/27/2001       200201502918
          ---------------------------- ----------------------------------- -------------------- ---------------------


          PACIFIC SOIL CO.
          ----------------
          ---------------------------- ----------------------------------- -------------------- ---------------------
          JURISDICTION                 SECURED PARTY                       FILING DATE          FILING NO.
          ---------------------------- ----------------------------------- -------------------- ---------------------
          OREGON                       CB EQUIPMENT CO; TOYOTA MOTOR             3/11/98        0000413323
                                       CREDIT CORPORATION
          ---------------------------- ----------------------------------- -------------------- ---------------------
          OREGON                       CB EQUIPMENT COMPANY; TOYOTA              4/1/98         0000416728
                                       MOTOR CREDIT CORPORATION
          ---------------------------- ----------------------------------- -------------------- ---------------------


          STRONG-LITE PRODUCTS
          --------------------

          ---------------------------- ----------------------------------- -------------------- ---------------------
          JURISDICTION                 SECURED PARTY                       FILING DATE          FILING NO.
          ---------------------------- ----------------------------------- -------------------- ---------------------
          ARKANSAS                     SANWA BUSINESS CREDIT CORPORATION         2/10/98        1114604
          ---------------------------- ----------------------------------- -------------------- ---------------------

                                 SCHEDULE 4.1.12

                               MATERIAL CONTRACTS


(A)       PRIOR TO REORGANIZATION

          1. License and Lease Agreement For Use of Equipment between Houweling Nurseries Ltd. and Sun Gro Horticulture Canada Ltd. dated September 7, 2001.

          2. Repayable Contribution Agreement among Atlantic Canada Opportunities Agency, Sun Gro Horticulture, Inc. and Sun Gro Horticulture Canada Ltd. dated July 29, 1998.

          3.        License Agreement between Sun Gro Horticulture Canada Ltd.
                    and Le Groupe Berger Ltee/Berger Group Ltd. dated August 12, 2001.

          4.        See Schedule 4.1.10(b).

          5. Term loan in the amount of US$12 Million granted pursuant to the Amended and Restated Credit Agreement among Hines Nurseries, Inc., Sun Gro Horticulture Canada Ltd., Bankers Trust Company and others dated June 26, 1998, as amended.

          6. Equipment Lease and Product Supply Agreement between Milner Greenhouses Ltd. and Sun Gro Horticulture Canada Ltd. dated February 22, 2002.

(B)       AT CLOSING

          In addition to the Material Contracts listed above, the Company will have the following Material Contacts at Closing:

          1. Bag Supply Contract between Hood Packaging Corporation and Sun Gro Horticulture, Inc. effective January 1, 2001.

          2. Purchase Agreement between Color Spot Nurseries, Inc. and Sun Gro Horticulture, Inc. dated September 28, 2001.

          3. Supply Contract between Powell Plant Farms, Inc. and Sun Gro Horticulture Inc. dated December 10, 1999.

          4. Trademark License Agreement between Odin Enterprises II LLC and Sun Gro Horticulture, Inc. dated January 1, 2001.

          5. Bag Supply Contract between Balcan Plastics and Sun Gro Horticulture Inc. dated February 19, 2001.

          6. Manufacturer's Representative Agreement dated November 1, 1999 between Sun Gro Horticulture, Inc. and Tierra Associates LLC.

          7. Distributor Agreement dated May 2, 1994 between Jack Van Klaveren Limited and Sun Gro Horticulture, Inc.

          8. Distributor Agreement dated May 2, 1994 between Sun Gro between BWI Companies, Inc. and Sun Gro Horticulture, Inc.

          9. Supply Agreement with Hines Nurseries, Inc. (currently there is no formal written agreement; however, a written agreement is expected to be executed on or before Closing).

          10. Private Label Agreement with Pursell Industries, Inc. (this is a verbal agreement, there is no formal written agreement in place).

          11. Distributor Agreement between J. Mollema & Son Inc. and Sun Gro Horticulture, Inc. (this is a verbal agreement, there is no formal written agreement in place).

          12. Distributor Agreement between Greenleaf Products, Inc. and Sun Gro Horticulture, Inc. (this is a verbal agreement, there is no formal written agreement in place).

                                 SCHEDULE 4.1.13

                        COMPLIANCE WITH LAWS; NO DEFAULTS


 See Schedule 4.1.4.

                                 SCHEDULE 4.1.14

                               PROPRIETARY RIGHTS


4.1.14(a)         LIST OF PROPRIETARY RIGHTS

         (A)      PRIOR TO REORGANIZATION


                  PATENTS:
                  --------


                  NONE.


                  LICENSES:
                  ---------


                  LICENSE AGREEMENT DATED AUGUST 14, 2001 BETWEEN SUBSIDIARY AND THE BERGER GROUP LTD. FOR USE OF CANADIAN PATENT NO. 2,111,733 AND U.S. PATENT NOS. (I) 5,477,658, (II) 5,699,915 AND (III)
                  5,515,666.


                  TRADEMARKS:
                  -----------


                  SEE ATTACHED SCHEDULE "A"


          (B)     AT CLOSING


                  IN ADDITION TO THE PROPRIETARY RIGHTS LISTED ABOVE, THE COMPANY WILL HAVE THE FOLLOWING PROPRIETARY RIGHTS AT CLOSING:


                  PATENTS:
                  --------


                  PATENT NO. 6,074,988 FOR SOILLESS GROWTH MEDIUM, INCLUDING SOLUBLE SILICON


                  LICENSES:
                  ---------


                  TRADEMARK LICENSE AGREEMENT DATED JANUARY 1, 2001 BETWEEN COMPANY AND ODIN ENTERPRISES II LLC FOR USE OF "BLACK GOLD" AND "BLACK GOLD AND DESIGN".

                  TRADEMARKS:
                  -----------


                  SEE ATTACHED SCHEDULE "B"

4.1.14(a)         SETTLEMENTS, JUDGMENTS, ORDERS, ETC. WITH RESPECT TO
                  PROPRIETARY RIGHTS

         (A)      PRIOR TO REORGANIZATION


                  NONE.

         (B)      AT CLOSING


                  NONE.


                                                      SCHEDULE "A"

COUNTRY:                 CANADA

MARK                     REG. OWNER                          APP. #     APP. DT     REG. #             REG. DT           STATUS
----                     ----------                          ------     -------     ------             -------           ------
BIG SHOT                 Sun Gro Horticulture Canada Ltd.    716,637    11/10/1992  TMA 429,950        7/1/19            Registered
FAIRWAY                  Sun Gro Horticulture Canada Ltd.    252,538    8/22/1959   TMA 117,346        3/25/1960         Registered
HI-PRESS                 Sun Gro Horticulture Canada Ltd.    223,548    2/22/1954   UCA 049,192        2/22/1954         Registered
PARKLAND                 Sun Gro Horticulture Canada Ltd.    602,555    3/9/1988    TMA 428,717        6/17/1994         Registered
PEAT MOSS RICH & MOIST
Device                   Sun Gro Horticulture Canada Ltd.    0492404    9/15/1982   TMA 280,243        6/10/1983         Registered
POSTHARVEST              Sun Gro Horticulture Canada Ltd.    0608666    6/6/1988    TMA379,077         2/1/1991          Registered
Sun & Deer Design        Sun Gro Horticulture Canada Ltd.    308,505    10/23/1967  TMA 158,799        10/18/1968        Registered
SUNSHINE                 Sun Gro Horticulture Canada Ltd.    485,183    3/31/1982   TMA 282,358        8/12/1983         Registered
SUNSHINE                 Sun Gro Horticulture Canada Ltd.    284,916    10/3/1964   TMA 140,180        5/7/1965          Registered
SUNSHINE                 Sun Gro Horticulture Canada Ltd.    492,403    9/15/1982   TMA 336,281        1/22/1988         Registered
SUNSHINE & Deer and
Sun Design               Sun Gro Horticulture Canada Ltd.    308,506    10/23/1967  TMA 158,802        10/18/1968        Registered
SUNSHINE & Rays Design   Sun Gro Horticulture Canada Ltd.    492,353    9/15/1982   TMA 331,816        9/11/1987         Registered
SUNSHINE BRAND           Sun Gro Horticulture Canada Ltd.    247,439    9/18/1958   TMA 115,843        11/6/1959         Registered

COUNTRY:                 UNITED KINGDOM
MARK                     REG. OWNER                          APP. #     APP. DT     REG. #             REG. DT           STATUS
----                     ----------                          ------     -------     ------             -------           ------
SUNSHINE                 Fisons Horticulture Inc. (Canada)   1,190,687  2/18/1983   1,190,687          2/18/1983         Registered


                                                          -36-



                                                                         SCHEDULE "B"

COUNTRY:                 AUSTRALIA

MARK                     REG. OWNER                          APP. #     APP. DT     REG. #             REG. DT           STATUS
----                     ----------                          ------     -------     ------             -------           ------
SUNSHINE                 Sun Gro Horticulture Inc.           B304277    2/3/1977    B304277            2/3/1977          Registered

COUNTRY:                 CANADA

MARK                     REG. OWNER                          APP. #     APP. DT     REG. #             REG. DT           STATUS
----                     ----------                          ------     -------     ------             -------           ------
POTTING MIX PLUS         Sun Gro Horticulture Inc.           492,401    9/15/1982   TMA 280,458        6/17/1983         Registered
POTTING MIX PLUS and
Design                   Sun Gro Horticulture Inc.           492,400    9/15/1982   TMA 280,241        6/10/1983         Registered
SUN GRO                  Sun Gro Horticulture Inc.           745,332    1/14/1994   TMA 469,245        1/21/1997         Registered

COUNTRY:                 GUATEMALA
MARK                     REG. OWNER                          APP. #     APP. DT     REG. #             REG. DT           STATUS
----                     ----------                          ------     -------     ------             -------           ------
FISONS SUNSHINE          Sun Gro Horticulture Inc.           2534-3     4/27/1993   78031                                Registered
SUNSHINE                 Sun Gro Horticulture Inc.                      5/06/1998   099932             1/10/2000         Registered
TECHNIGRO                Sun Gro Horticulture Inc.                      5/06/1998                                        Pending
                                                                                                                         Application
FISONS TECHNIGRO         Sun Gro Horticulture Inc.           93-2534    4/27/1993   78808                                Registered

COUNTRY:                 JAPAN

MARK                     REG. OWNER                          APP. #     APP. DT     REG. #             REG. DT           STATUS
----                     ----------                          ------     -------     ------             -------           ------
FAIRWAY                  Sun Gro Horticulture Inc.           35050/86               20126              1/26/1988         Registered

COUNTRY:                 MEXICO

MARK                     REG. OWNER                          APP. #     APP. DT     REG. #             REG. DT           STATUS
----                     ----------                          ------     -------     ------             -------           ------
OCLI                     Sun Gro Horticulture Inc.           483500     5/3/2001                                         Pending
                                                                                                                         Application
SOL BRILLANTE            Sun Gro Horticulture Inc.           147,859    8/19/1992   447821             12/1/1993         Pending
                                                                                                                         Application

                                                          -37-



SOL BRILLANTE            Sun Gro Horticulture Inc.           147,858    8/19/1992   447,821            12/1/1993         Registered
SUN GRO                  Sun Gro Horticulture Inc.           194,377    3/23/1994   500,765            8/11/1995         Registered
SUN GRO                  Sun Gro Horticulture Inc.           194,378    3/23/1994   469,172            8/10/1994         Registered
SUNSHINE                 Sun Gro Horticulture Inc.           140421     5/25/1992   447815             1/1/1993          Pending
                                                                                                                         Application
SUNSHINE                 Sun Gro Horticulture Inc.           140419     5/25/1992   447,815                              Registered
TECHNIGRO                Sun Gro Horticulture Inc.           140,420    5/25/1992   447,817            12/1/1993         Registered
TECHNIGRO                Sun Gro Horticulture Inc.           140,422    5/25/1992   447,816            12/1/1993         Registered

COUNTRY:                 SOUTH KOREA

MARK                     REG. OWNER                          APP. #     APP. DT     REG. #             REG. DT           STATUS
----                     ----------                          ------     -------     ------             -------           ------
SUN GRO                  Sun Gro Horticulture Inc.           1994-12340 3/28/1994   317545             7/19/1995         Registered

COUNTRY:                 TAIWAN

MARK                     REG. OWNER                          APP. #     APP. DT     REG. #             REG. DT           STATUS
----                     ----------                          ------     -------     ------             -------           ------
SUN GRO                  Sun Gro Horticulture Inc.           83,024,458 3/26/1994   00,669,122         2/1/1995          Registered

COUNTRY:                 UNITED STATES

MARK                                                                    REG. OWNER  APP. #             APP. DT           REG. #
----                                                                    ----------  ------             -------           ------
BIG SHOT                 Sun Gro Horticulture Inc.           74/587,181 10/18/1994  1,970,937          4/30/1996         Registered
FAIRWAY                  Sun Gro Horticulture Inc.           72/090,603 2/8/1960    706,178            10/25/1960        Registered
FAIRWAY PEAT MOSS
SPHAGNUM and Design      Sun Gro Horticulture Inc.           75/853,195 11/22/1999  2,471,143          7/24/2001         Registered
GROWER'S GOLD            Sun Gro Horticulture Inc.           75/301,297 6/2/1997    2,299,193          12/14/1999        Registered
LAKELAND                 Sun Gro Horticulture Inc.           75/283,241 4/29/1997   2,161,859          6/2/1998          Registered
NATURE'S                 Sun Gro Horticulture Inc.           75/282,401 4/28/1997   2,299,184          12/14/1999        Registered
PARKLAND                 Sun Gro Horticulture Inc.           73/809,188 6/26/1989   1,587,037          3/13/1990         Registered
POTTING MIX PLUS and
Design                   Sun Gro Horticulture Inc.           73/387,903 9/23/1982   1,274,690          4/24/1984         Registered
STRONG-LITE              Sun Gro Horticulture Inc.           73/247,493 1/24/1980   1,185,761          1/12/1982         Registered
STRONG-GRO               Sun Gro Horticulture Inc.           73/470,945 3/20/1984   1,322,817          3/5/1985          Registered
SUN GRO                  Sun Gro Horticulture Inc.           74/442,047 9/28/1993   2,079,508          7/15/1997         Registered
SUNSHINE                 Sun Gro Horticulture Inc.           74/052,625 4/25/1990   1,663,086          11/5/1991         Registered
SUNSHINE & Rays Design   Sun Gro Horticulture Inc.           74/052,624 4/25/1990   1,657,077          9/17/1991         Registered
SUNSHINE GARDEN CLUB     Sun Gro Horticulture Inc.           75/666,224 3/23/1999   2,329,242          3/14/2000         Registered
TECHNIGRO                Sun Gro Horticulture Inc.           74/130,740 1/16/1991   1,776,947          6/15/1993         Registered
WESTERN                  Sun Gro Horticulture Inc.           72/214,299 3/16/1965   803,669            2/15/1966         Registered

                                                          -38-



STATE REGISTRATIONS:     WASHINGTON

MARK                     REG. OWNER                           APP. #    APP. DT     REG. #             REG. DT           STATUS
----                     ----------                           ------    -------     ------             -------           ------

BLACK GOLD               Sun Gro Horticulture Inc.                                  20,093             6/12/2000         Registered


                                 SCHEDULE 4.1.15

                                  ENVIRONMENTAL



4.1.15(a)         ENVIRONMENTAL MATTERS

          (A)     PRIOR TO REORGANIZATION

                  In August 2001, the Alberta Department of Human Resources and Employment notified the Company of an anonymous complaint regarding perlite dust at its Seba Beach (Alberta) plant. The dust is created when popped perlite is screened as it is loaded into wagons and trailers. The Company has taken temporary and long-term measures to mitigate the dust problem, including rescheduling the loading of wagons and trailers during times when construction workers are not in the affected area, and constructing a building around the screening equipment which will be serviced by a cyclone and a bag house. The remedial measures were outlined in an August 21, 2001 letter to David Choong of the Alberta Department of Human Resources and Employment.

                  In May 1993, Pilko Associates completed a Phase I Environmental Assessment of facilities located in Seba Beach, Alberta, Elma and Jules, Manitoba, Terrell, Texas, Quincy, Michigan, Lameque, New Brunswick and Maisonnette, New Brunswick. The Phase I Assessment did not reveal any fines or enforcement actions with respect to any of the properties included in the assessment. Nonetheless, Pilko Associates recommended certain remedial actions.

         (B)      AT CLOSING

                  In addition to the environmental matters listed above, the following could be considered environmental matters of the Company at Closing.

                  In August 2000, the Vendor was cited by the U.S. Department of Labor Occupational Safety and Health Administration ("OSHA") for the following violations at its Seneca, Illinois facility:
                  (i) exposing certain employees to dust from furnaces and bagging and sealing operations in violation of 29 CFR 1910.13(a)(2); (ii) failing to ensure that bark/peat handler had been fit tested prior to use of respirator, in violation of 29 CFR 1910.134(f)(2); and (iii) exposing its raw ore material handler to airborne concentrations of particulates in excess of 15 milligrams per cubic meter, in violation of 29 CFR 1910.1000(a)(2). The Vendor entered into an Informal Settlement Agreement with OSHA, pursuant to which it agreed to take abatement measures with respect to the foregoing violations. The abatement measures are outlined in an August 31, 2000 letter to OSHA. These abatement measures have been implemented.

                  The North Carolina Department of Environment, Health and Natural Resources Division of Solid Waste Management has determined that, in order to comply with the North Carolina Solid Waste Compost Rules (15A NCAC 13B.1401), a state composting permit is required at the Pro-Gro facility located in Elizabeth City, North Carolina. Under the terms of an Asset Purchase Agreement dated as of August 23, 1999, Henry Endres (former owner of the Pro-Gro facility) became obligated to obtain a composting permit for the operation of the Pro-Gro facility. On August 31, 2001 the Vendor entered into a revised agreement with Mr. Endres, pursuant to which Mr. Endres reaffirmed his obligation to obtain the permit, to make any improvements or repairs to the property necessary in connection with the issuance of the permit, to bear all costs of such repairs, and to pay all fees associated with obtaining the permit. If Mr. Endres fails to obtain the permit prior to January 1, 2002, the Vendor shall be entitled to obtain the permit and recover the costs therefor from Mr. Endres.


4.1.15(c)         RELEASES TO THE ENVIRONMENT IN VIOLATION OF ENVIRONMENTAL LAWS

                  None.

                               SCHEDULE 4.1.18(a)

                             EMPLOYEE BENEFIT PLANS



(A)               PRIOR TO REORGANIZATION

                  Registered Pension Plan (the Company)

(B)               AT CLOSING

                  In addition to the Plan listed above, the Company will have the following Employee Benefit Plans at Closing:

                  Stock Option Plans - None

                  Employment Agreements -

                           EMPLOYMENT LETTER DATED JUNE 2, 1997 AND ACCEPTED JUNE 5, 1997 BETWEEN MITCH WEAVER AND COMPANY (AS MODIFIED BY MR. WEAVER'S RETENTION AGREEMENT DESCRIBED BELOW)


                  Consulting Agreements - None

                  Pension, Profit Sharing and Retirement Plans -

                           401(K) PLAN


                           U.S. EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN (COMPANY)
                           - TERMINATED IN 1997


                  Bonus Plans -

                           2001 SALES INCENTIVE PLAN


                           2001 VARIABLE COMPENSATION PLAN


                           GAIN SHARING PLANS: EACH SITE HAS A GAIN SHARING PLAN, WHICH MUST BE SELF-FUNDED BY COST SAVINGS REALIZED BY THE VENDOR FOR THE PARTICULAR SITE. EACH SITE CHOOSES THE GOALS THAT WILL BE THE BASIS OF THE BONUS CALCULATION, BUT THE TYPICAL PAYOUT PER QUARTER IS 5% OF AN EMPLOYEES WAGES.

                           SEE EMPLOYEE HANDBOOKS FOR (i) SALARIED EMPLOYEES IN CANADA, (ii) HOURLY EMPLOYEES IN CANADA, (iii) SALARIED EMPLOYEES IN THE UNITED STATES AND (iv) HOURLY EMPLOYEES IN THE UNITED STATES.

                               SCHEDULE 4.1.18(c)

                              REGISTRATION OF PLANS



None.

                               SCHEDULE 4.1.18(d)

                           RETIRED OR FORMER EMPLOYEES



(A)               PRIOR TO REORGANIZATION

                  None.

(B)               AT CLOSING

                  AL HOLLMANN IS RECEIVING BENEFITS UNDER COMPANY'S U.S. EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN IN THE AMOUNT OF $2,607 PER MONTH, PAYABLE UNTIL DEATH.


                  TONY HARBOROW IS RECEIVING MEDICAL, DENTAL AND LIFE INSURANCE PREMIUMS IN THE AMOUNT OF $1,142 PER MONTH UNTIL JUNE 1, 2003.

                               SCHEDULE 4.1.18(e)

                        COLLECTIVE BARGAINING AGREEMENTS


1. Collective Agreement between Sun Gro Horticulture Canada Ltd. and United Brotherhood of Carpenters and Joiners of America, Local 2716 effective 2001-2003.

2. Memorandum of Agreement dated July 25, 2001 between Sun Gro Horticulture Canada Ltd. and Teamsters Local Union No. 879, Affiliated with the INTERNATIONAL BROTHERHOOD OF TEAMSTERS, ratifying the Collective Agreement dated June 1, 1998.

3. Union Agreement between Sun Gro Horticulture Canada Ltd. and United Food and Commercial Workers Union, Local No. 832 dated June 1, 1999.

4. Agreement between Sun Gro Horticulture Canada Ltd. and United Brotherhood of Carpenters and Joiners of America Local 2717 dated September 1, 1998. (In the process of renegotiation).


                                 SCHEDULE 4.1.21

                             PRODUCT WARRANTY CLAIMS



(A)      PRIOR TO REORGANIZATION


-------------------------------------------------------------------------------------------------------------------------
  NAME OF CLAIMANT                         AMOUNT OF CLAIM          STATUS OF CLAIM
-------------------------------------------------------------------------------------------------------------------------
  JVK                                      $700,000                 Paid two growers, trying to obtain settlement with
                                                                    insurers--see special receivable section.
-------------------------------------------------------------------------------------------------------------------------
  Springfield Mushroom                     $125,000                 Settled by insurance company.
-------------------------------------------------------------------------------------------------------------------------
  Bosma                                    No $ amount              Notice received from growers attorney.  Submitted
                                                                    to insurer.
-------------------------------------------------------------------------------------------------------------------------

(B)      AT CLOSING


In addition to the product warranty claims listed above, the Company will be subject to the following product warranty claims at Closing:



-------------------------------------------------------------------------------------------------------------------------
  NAME OF CLAIMANT                         AMOUNT OF CLAIM          STATUS OF CLAIM
-------------------------------------------------------------------------------------------------------------------------
  Mistretta                              $300,000 - $400,000        Claim filed in circuit court of Jackson County,
                                                                    Missouri at Kansas City, File #00CVZZ5301
-------------------------------------------------------------------------------------------------------------------------
  Country Place                          $300,000 - $400,000        Defense of court action has been tendered to
                                                                    insurers.
-------------------------------------------------------------------------------------------------------------------------
                                                                    Multiple claims.  All settled directly with
  North Dakota Germination Mix            less than $100,000        growers.
-------------------------------------------------------------------------------------------------------------------------
  Weber's Nursery                              $50,000              Claims settled
-------------------------------------------------------------------------------------------------------------------------
  Bolton Plant Farms                             zero               Claim dropped by grower.  No payment.
-------------------------------------------------------------------------------------------------------------------------
  Ball Seed/Broussard's                        $70,000              Credit issued
-------------------------------------------------------------------------------------------------------------------------
